Exhibit 4.1

Eighth AMENDMENT AND RESTATEMENt

OF THE

AMERIPRISE FINANCIAL 401(k) PLAN

Page i

Article 1
GENERAL PROVISIONS

1.1	History

The Ameriprise Financial 401(k) Plan (the “Plan”) was adopted effective October 1, 2005. Effective as of October 1, 2005, Ameriprise Financial, Inc. (“Company”) and its subsidiaries, ceased to be Participating Companies in the American Express Incentive Savings Plan (“ISP”). As soon as administratively practicable thereafter, the portion of the ISP attributable to Company Participants, Company alternate payees and Company beneficiaries was transferred to this Plan.

1.2	Effective Date

The Plan is hereby amended and restated in its entirety in order to make certain operational changes, administrative and documentary amendments in connection with the establishment of a new Plan recordkeeping arrangement, to grant service credit in connection with certain acquisitions and to make certain clerical and clarifying changes, generally effective January 1, 2018, provided that:

(a)          The grant of service credit in connection with the acquisition of Lionstone Partners, LLC, shall be effective November 1, 2017, which was the date of the acquisition;

(b)          The consolidation of Plan account types and the changes in the order of accounts accessed for certain withdrawals, loans and other specified transactions are effective October 3, 2017;

(c)          the deletion of the transitional trustee appointment and oversight provisions is effective October 4. 2017;

(d)          Provisions that are clarifying in nature reflect pre-existing Plan terms; and

(e)          Any other provisions having a different effective date are effective as of the specific date(s) so noted.

1.3	Plan for Exclusive Benefit of Eligible Employees

All contributions made by Participating Companies and all assets held pursuant to the Plan shall be administered and held for the exclusive benefit of Participants, alternate payees and beneficiaries who qualify for Plan benefits hereunder. It shall be impossible at any time prior to the satisfaction of all liabilities to Participants, alternate payees and beneficiaries who qualify for Plan benefits, for any part of the corpus or income of the Plan to be used for, or diverted to, purposes other than their exclusive benefit, except as provided in Section 12.4.

1.4	Construction and Applicable Law

The Plan is intended to meet the requirements for qualification under Sections 401(a) and 401(k) of the Code. In addition, Plan provisions relating to the employee stock ownership portion of the Plan are intended to meet the requirements of the Code. The Plan shall be administered and construed consistent with such intent. It shall also be construed and administered according to ERISA and the laws of the State of Minnesota to the extent that such laws are not preempted by the laws of the United States of America. Subject to the Plan’s administrative review processes and ERISA, and without prejudice to the Plan’s arbitration clause, all controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court in Minneapolis, Minnesota, within the Eighth Circuit.

To the maximum extent permitted by ERISA, each person who is a “fiduciary” (as defined in ERISA) with respect to the Plan shall be responsible only for the proper exercise of his own powers, duties, responsibilities and obligations under the Plan and Trust, and no fiduciary shall be liable for any act or omission of any other fiduciary. This Plan is designed, and intended to operate, as a “participant-directed individual account plan” as described in Section 404(c) of ERISA under which Participants and beneficiaries exercise control over the investment of their Accounts. To the maximum extent permissible under applicable law, the Plan’s fiduciaries (as defined under ERISA) shall be relieved from liability for any loss resulting from the investment of Accounts under this Plan by Participants and beneficiaries (including investment of all or part of an Account in accordance with the rules governing use of qualified default investment alternatives).

Notwithstanding anything herein to the contrary, the Administration Committee shall have discretionary authority to interpret and construe the terms of the ISP that relate to benefits payable (or claimed to be payable) from this Plan (including the right to supply any omission, construe any ambiguous or uncertain terms, and reconcile any inconsistencies), and the discretionary authority to determine and resolve any and all questions related thereto.

The Plan shall be construed in accordance with the following rules:

(a)          Headings at the beginning of Articles and Sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

(b)          Capitalized terms used in the Plan shall have the meaning defined in the Plan unless the context clearly indicates otherwise.

(c)          Any references to the masculine gender include the feminine and vice versa.

(d)          Use of the words “hereof,” “herein,” “hereunder,” or similar compounds of the word “here” shall mean and refer to the entire Plan unless the context clearly indicates otherwise.

(e)          Nothing in this Section shall be deemed to limit the discretion of the Administration Committee to interpret and construe the provisions of the Plan as provided in Article 10 hereof.

(f)           The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

(g)          References to a “spouse” or “surviving spouse” herein shall be interpreted in accordance with the requirements of federal tax law.

1.5	Applicability of Amendment

Except as may otherwise be expressly provided, any amendment to the Plan shall apply to all benefits earned (and not yet distributed) at the time of such amendment; provided, that no such amendment shall be effective as to already earned benefits to the extent its application to such benefits would violate Section 411(d)(6) of the Code and the Treasury Regulations thereunder or would violate other applicable law. Notwithstanding the foregoing, any amendment that regulates, increases or limits contributions to the Plan or the testing or vesting thereof shall apply to periods commencing on or after the effective date of such amendment.

Article 2
DEFINITIONS

2.1	“Accounts”

means an account or sub-account maintained by the Administration Committee under the Plan to reflect a specified portion of a Participant, alternate payee or beneficiary’s benefit under the Plan. The Administration Committee, in its discretion, may establish or combine such Accounts as it deems necessary or advisable for carrying out the purposes of the Plan. An Account is maintained for book-keeping purposes only, and does not represent or require an actual segregation of Trust Fund assets.

2.2	“Actual Contribution Percentage (ACP)”

means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (a) the amount of After-Tax Contributions and Fixed Match Contributions (and, at the election of the Administration Committee, Before-Tax Contributions, Roth 401(k) Contributions and/or qualified nonelective contributions (as defined in Code Section 401(m)(4)(C))) made to the Plan on behalf of a Participant for the Plan Year to (b) such Participant’s Testing Compensation for such Plan Year (whether or not the individual was a Participant for the entire Plan Year, but provided that the Administration Committee may elect with respect to any Plan Year to consider only Testing Compensation for the Participant’s period of participation so long as the same election applies uniformly for the Plan Year). For purposes of calculating the ACP for purposes of the average contribution percentage test as described in Section 5.2, such contribution percentage amounts shall include forfeitures of excess aggregate contributions or Fixed Match Contributions allocated to the Participant’s Account that shall be taken into account in the year in which such forfeiture is allocated.

2.3	“Actual Deferral Percentage (ADP)”

means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (a) the amount of employer contributions actually paid to the Trust Fund on behalf of a Participant for the Plan Year to (b) such Participant’s Testing Compensation for such Plan Year (whether or not the individual was a Participant for the entire Plan Year, but provided that the Administration Committee may elect with respect to any Plan Year to consider only Testing Compensation for the Participant’s period of participation so long as the same election applies uniformly for the Plan Year). For purposes of calculating the ADP, “employer contributions” on behalf of any Participant means: (a) all Before-Tax Contributions and Roth 401(k) Contributions made pursuant to the Participant’s deferral election, excluding Before-Tax Contributions and Roth 401(k) Contributions taken into account in the average contribution percentage test under Section 5.2 (provided the average deferral percentage test as described in Section 5.1 is satisfied with and without exclusion of these Before-Tax Contributions and Roth 401(k) Contributions); and (b) any qualified nonelective contributions (as defined in Code Section 401(m)(4)(C)), but excluding such qualified nonelective contributions that are taken into account in the average contribution percentage test under Section 5.2. For purposes of computing the ADPs, an Eligible Employee who would be a Participant but for the failure to make Before-Tax Contributions or Roth 401(k) Contributions shall be treated as a Participant on whose behalf no Before-Tax Contributions or Roth 401(k) Contributions are made.

2.4	“Administration Committee”

means the Employee Benefits Administration Committee or any Administrative Delegate appointed by the Administration Committee to act on its behalf. The Administration Committee shall be the Plan administrator.

2.5	“Administrative Delegate”

means the person(s), if any, appointed by the Administration Committee pursuant to Section 10.2.

2.6	“Affiliated Company”

means (a) any corporation that is a part of a controlled group of corporations (as defined in Section 414(b) of the Code), which includes a Participating Company, (b) any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code) with a Participating Company, (c) any organization (whether or not incorporated) that is a part of an affiliated service group (as defined in Section 414(m) of the Code), which includes a Participating Company, and (d) any other entity required to be aggregated with a Participating Company pursuant to Treasury Regulations under Section 414(o) of the Code. By way of clarification, unless the context indicates to the contrary, the term “Affiliated Company” encompasses the Company and all Participating Companies.

2.7	“After-Tax Contribution”

means the amount contributed by a Participant in accordance with Section 4.4.

2.8	“After-Tax Contribution Account”

means the account of a Participant established and maintained in accordance with Section 4.4.

2.9	“After-Tax Rollover Contribution”

means the amount of after-tax rollover contributions other than Roth 401(k) Rollover Contributions contributed by or on behalf of an Eligible Employee in accordance with Section 4.5.

2.10	“After-Tax Rollover Contribution Account”

means the account of a Participant established and maintained to hold After-Tax Rollover Contributions in accordance with Section 4.5.

2.11	“Before-Tax Contribution”

means the amount contributed by a Participating Company on behalf of a Participant in accordance with Section 4.1, but excluding Roth 401(k) Contributions pursuant to Section 4.2 as well as Catch-up Contributions and Roth Catch-up Contributions pursuant to Section 4.8 of the Plan and Section 414(v) of the Code.

2.12	“Before-Tax Contribution Account”

means the account of a Participant established and maintained in accordance with Section 4.1.

2.13	“Board”

means the Board of Directors of the Company.

2.14	“Catch-up Contribution”

means the amount contributed by a Participating Company on behalf of a Participant in accordance with Section 4.8 and Section 414(v) of the Code.

2.15	“Code”

means the Internal Revenue Code of 1986, as amended.

2.16	“Company”

means Ameriprise Financial, Inc., a Delaware corporation.

2.17	“Company Matching (Pre-07) Contribution”

means the amount of any Company Matching Contribution made pursuant to the provisions of the Plan as in effect prior to January 1, 2007. As of October 3, 2017, this money type is referred to as a “Prior Vested Company Contribution.”

2.18	“Company Matching (Pre-07) Contribution Account”

means the account of a Participant established and maintained with respect to Company Matching (Pre-07) Contributions attributable to periods prior to January 1, 2007. As of October 3, 2017, this account comprises part of the “Prior Vested Company Contribution Account.”

2.19	“Company Profit Sharing Contribution”

means the amount of any discretionary Company Profit Sharing Contribution made pursuant to the provisions of the Plan as in effect prior to January 1, 2007. As of October 3, 2017, this money type is referred to as a “Prior Vested Company Contribution.”

2.20	“Company Profit Sharing Contribution Account”

means the account of a Participant established and maintained with respect to Company Profit Sharing Contributions attributable to periods prior to January 1, 2007. As of October 3, 2017, this account comprises part of the “Prior Vested Company Contribution Account.”

2.21	“Company Stock”

means the common stock of Ameriprise Financial, Inc. and any stock (the “other stock”) into which such common stock is converted or for which such common stock is exchanged in connection with a merger, consolidation, recapitalization or other transaction affecting the Company if such “other stock” constitutes a “qualifying employer security” within the meaning of Section 407(d)(5) of ERISA and (to the extent required under the Code) an “employer security” within the meaning of Section 409(l) of the Code. By way of clarification but not limitation, the term “Company Stock” shall not include any common shares of American Express Company or any parent or subsidiary of American Express Company (or successors to any of the foregoing).

2.22	“Company Stock Contribution”

means the Company stock or cash contribution contributed by a Participating Company pursuant to provisions of the Plan as in effect prior to the Plan amendment that took effect for the May 22, 2009 pay date and all subsequent pay dates. As of October 3, 2017, this money type is referred to as a “Prior Company Contribution.”

2.23	“Company Stock Contribution Account”

means the account of a Participant established and maintained with respect to Company Stock Contributions attributable to periods prior to the plan amendment that took effect for the May 22, 2009 pay date and all subsequent pay dates. As of October 3, 2017, this account comprises part of the “Prior Company Contribution Account.”

2.24	“Company Stock (Pre-07) Contribution”

means the Company stock contributed pursuant to the provisions of the Plan as in effect prior to January 1, 2007. These contributions were designated as qualified nonelective contributions.

2.25	“Company Stock (Pre-07) Contribution Account”

means the account of a Participant established and maintained with respect to Company Stock (Pre-07) Contributions.

2.26	“Compensation”

means amounts paid to an individual for the period in which an individual is a member of a class of Eligible Employees eligible to participate under the provisions of Section 3.1, for any Plan Year, subject to the following:

(a)          For purposes of determining (i) the compensation to which a salary reduction election applies and (ii) the amount of Fixed Match Contribution to be allocated to a Participant’s Account where such contributions are limited to a percentage of a Participant’s Compensation, “Compensation” for any Plan Year shall mean the compensation of the Participant for the applicable period from the Participant’s Participating Company.

(b)          When used herein, “Compensation” shall include, but not be limited to the following: regular earnings, nonexempt salary, nonexempt variance, nonexempt level income, draw, overtime, paid time off, sick time, shift differential, regular earnings adjustments, Company-paid workers’ compensation, pay in lieu of notice, commissions, performance-related cash incentive pay, commission paid on the sale of products, and paid leave of absence. “Compensation” shall not include staff support payments, lump sum or serial severance, imputed income, long-term incentive pay, special awards, non-qualified deferred compensation plan contributions or payments, Technology Team-Variable Compensation Plan bonus payments, bonus payments other than performance-related cash incentive pay, transition pay, referral fee and bonuses, recruiting payments, retention payments, special project, consulting pay and any loan bonuses.

(c)          “Compensation” shall also include any amount that would be included in Compensation but for the Employee’s election to reduce his or her Compensation under this Plan or any other 401(k) plan maintained by a Participating Company and have the amount of the reduction contributed to the Plan or such other plan on the Employee’s behalf. “Compensation” shall not otherwise include any amounts paid or credited under this Plan or any other plan of deferred compensation.

(d)          If an Employee is a participant in a plan maintained by a Participating Company that is described in Section 125 and/or 132(f) of the Code, “Compensation” shall also include any amounts that would be included in Compensation but for the employee’s election to reduce his or her Compensation and apply the same toward a benefit or benefits under that plan, excluding any funds or credits made available by a Participating Company or Affiliated Company other than through salary reduction.

(e)          Compensation paid during a Plan Year to a Participant prior to the date he or she becomes a Participant shall be disregarded for purposes of allocating Before-Tax Contributions, Roth 401(k) Contributions, Fixed Match Contributions, Catch-up Contributions, Roth Catch-up Contributions, forfeitures, and After-Tax Contributions, and such Compensation may also be disregarded for purposes of the nondiscrimination tests required under Sections 5.1 and 5.2 hereof.

(f)           Compensation shall not exceed $200,000 or such different amounts prescribed by the Secretary of the Treasury (as adjusted for the cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code).

(g)          In the case of an Employee who is on Military Leave, Compensation shall include otherwise-qualifying amounts paid to such Employee by a Participating Company and amounts required under Section 414(u) of the Code.

(h)          The Plan shall not take into account any amounts paid after severance from employment; provided, however, that otherwise-eligible amounts included in the last regular paycheck shall be considered Compensation.

2.27	“Disability”

means total disability meeting the conditions of Section 7.2(b) hereof.

2.28	“Eligible Employee”

means any Employee of a Participating Company who is (a) employed within the United States, (b) traditionally employed within the United States and currently on temporary assignment outside the United States, or (c) employed outside the United States if the Employee is a U.S. citizen.

(a)          Notwithstanding the foregoing, an Eligible Employee does not include an Employee who is a member of any of the following classifications:

(i)       any member of the Field Force regardless of the number of hours worked who:

(a)   has entered into an Independent Advisor Business Franchise Agreement with an Affiliated Company;

(b)   has his or her FINRA (or successor entity) registration held by an Affiliated Company that is not a Participating Company; or

(c)   is an individual supervised by an individual described in (a) or (b) above;

(ii)      temporary or casual Employees unless the temporary or casual Employee actually worked one thousand (1,000) hours during his or her initial twelve (12) months of Employment or during any twelve- (12) month period beginning on an anniversary of the first day of Employment;

(iii)          co-op student interns and other intern personnel unless the co-op student intern or other intern personnel actually worked one thousand (1,000) hours during his or her initial twelve (12) months of Employment during any twelve- (12) month period beginning on an anniversary of the first day of Employment;

(iv)          members of a collective bargaining unit unless the applicable collective bargaining agreement specifically provides for participation by such Employees;

(v)           Employees paid pursuant to a contract unless such contract specifically describes the Employee as an Eligible Employee for purposes of this Plan;

(vi)          any individual whose services are leased from or provided through a third party, regardless of whether such individual would be considered a Leased Employee;

(vii)         any Employee who is entitled to benefits under a non-United States retirement plan to which any Participating Company makes contributions; and

(viii)        Employees who have waived their rights to participate in the Plan or agreed to be excluded from participation in the Plan.

(b)               For purposes of this Section, the term “United States” shall include such territories and protectorates of the United States as the Administration Committee shall from time to time determine, and the term “temporary or casual” Employee (who may be a part-time or full-time Employee) shall mean an Employee who is categorized under the Participating Company’s normal employee classification system as a temporary or casual Employee. An Eligible Employee who performs services for more than one Participating Company as an officer or in any other capacity shall be deemed to be employed by the Participating Company from which he or she receives his or her primary Compensation.

(c)               Notwithstanding anything herein to the contrary, an individual is not an Eligible Employee during any period during which the individual is classified by an Affiliated Company for tax withholding purposes as an independent contractor (or any other status in which the individual is not treated as a common law employee). The Affiliated Company’s classification as in existence at the time shall control, even if the individual is subsequently retroactively reclassified as an employee for tax withholding purposes or for some other purpose.

(d)               For purposes of this Section 2.28, “Field Force” means an individual or individuals who pursuant to a written agreement, is acting as an IC Financial Advisor, Branch Manager or such other position(s) designated by the Company.

2.29	“Employee”

means any person, including an officer, who is employed as a common law employee by a Participating Company or Affiliated Company. By way of clarification, an individual receiving serial severance pay is not an “Employee.”

2.30	“Employment or Re-employment”

means service with an Affiliated Company or a Predecessor Company.

2.31	“ERISA”

means the Employee Retirement Income Security Act of 1974, as amended.

2.32	“Fixed Match Contribution”

means the fixed amount contributed by a Participating Company in accordance with Section 4.3.

2.33	“Fixed Match Contribution Account”

means the account of a Participant established and maintained to hold Fixed Match Contributions in accordance with Section 4.3.

2.34	“Highly Compensated Employee”

means a highly compensated active employee, including any Eligible Employee, who performs service for the Affiliated Companies during the determination year and who, (a) was a five percent (5%) owner during the Plan Year or the preceding Plan Year, or (b) for the preceding Plan Year, received Testing Compensation from the Affiliated Companies greater than $90,000 (as indexed under the Code) and was (c) a member of the top-paid group for such year to the extent consistent with and pursuant to the provisions of the Code.

The top-paid group consists of the top twenty percent (20%) of Eligible Employees ranked on the basis of compensation received during the Plan Year. For purposes of determining the number of employees in the top-paid group, Eligible Employees described in Code Section 414(q)(8) and Q&A 9(b) of Treasury Regulation Section 1.414(q)-1T are excluded. The number of officers is limited to fifty (50) or, if lesser, the greater of three (3) Eligible Employees or ten percent (10%) of all Eligible Employees. Further, all Affiliated Companies are treated as one employer when applying these rules to determine the Highly Compensated Employees.

For this purpose, the determination year shall be the Plan Year.

A highly compensated former employee includes any Eligible Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for an Affiliated Company during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee’s 55th birthday.

The family aggregation rules shall not apply except to the extent that the constructive ownership rules of Code Section 318 are used to determine whether an Eligible Employee is a five percent (5%) owner.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Eligible Employees in the top-paid group, will be made in accordance with Code Section 414(q) and the Treasury Regulations thereunder.

2.35	“Hour of Service”

means:

(a)          Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Company.

(b)          Each hour for which an Employee is paid, or entitled to payment, by an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not that period occurs in a single computation year). Notwithstanding the foregoing, Hours of Service shall not be credited on account of payments made under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws nor shall Hours of Service be credited on account of a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

(c)          Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Company. The same Hours of Service shall not be credited both under subsection (a) or subsection (b), as the case may be, and under this subsection. These hours shall be credited to the Employee for the computation year or years to which the award or agreement pertains rather than the computation year in which the award, agreement or payment is made.

(d)          Hours required to be credited for any period of service with the armed forces of the United States which the Employee entered from employment with an Affiliated Company on account of induction or enlistment under federal law, provided the Employee returns to employment with an Affiliated Company within the period prescribed by federal law during which the Employee’s reemployment rights are protected by law or, in the absence of such a law, within ninety (90) days from the date release or discharge from military service is available. By way of clarification, nothing in this Section is intended to prevent service credit from being granted more generously to Employees on Military Leave in accordance with Section 4.7 of the Plan.

(e)          For purposes of subsections (a) and (b), a payment shall be deemed to be made by or due from an Affiliated Company regardless of whether such payment is made by or due from the Affiliated Company directly or indirectly through, among others, a trust fund or insurer to which the Affiliated Company contributes or pays premiums, regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(f)           For purposes of subsections (b) and (c), in the case of an Employee without a regular work schedule, Hours of Service shall be credited based on a daily average of the Employee’s Hours of Service otherwise determined under subsections (a), (b) and (c) for the twelve (12) months immediately preceding the date of determination, or during the Employee’s entire employment with an Affiliated Company ending immediately prior to the date of determination if employed by an Affiliated Company for less than twelve (12) months.

(g)          To the extent not otherwise provided in the Plan, Hours of Service under this Section shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated by reference.

(h)          Credit for Hours of Service shall not be given for service with predecessors of the Participating Companies or Affiliated Companies or for periods during which any Affiliated Companies were not considered as Affiliated Companies, except to the extent required by the provisions of any agreement executed by a current or former Affiliated Company relating to an acquisition, merger or spin-off, or as otherwise provided in Addendum A.

(i)            Credit for Hours of Service shall be given to the extent and for the purposes provided by the Family and Medical Leave Act.

(j)            For an individual (i) who was a participant in the ISP on or before September 30, 2005 and who became an Eligible Employee on October 1, 2005, or (ii) whose account was transferred to this Plan pursuant to the Employee Benefits Agreement between the Company and the American Express Company, hours of service under the ISP shall be taken into consideration for all purposes. For all other individuals, hours of service under the ISP on or before September 30, 2005 shall be taken into consideration for all purposes.

(k)          An Employee shall not receive credit under more than one (1) subsection of this Section for the same period of time, but shall receive credit under the subsection that produces the greatest credit.

Hours of Service shall be determined by the Administration Committee from the records determined by it to accurately reflect this information

2.36	“Investment Fund”

means any of (a) such Discretionary Funds, if any, as the Investment Committee may from time to time establish pursuant to Section 6.2(b) and cause to be maintained as part of the Trust Fund and (b) the Company Stock Fund described in Section 6.2(a).

2.37	“Investment Committee”

means the 401(k) Plan Investment Committee.

2.38	“Leased Employee”

means any person (other than an employee of the recipient) who under an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined under Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and services are performed under primary direction or control by the recipient. In the event a Leased Employee becomes an Eligible Employee under the Plan, for purposes of computing the Leased Employee’s Years of Service, the Leased Employee shall be treated as an Eligible Employee from the date he or she first provided services to an Affiliated Company upon the Eligible Employee providing appropriate documentation necessary to compute the Leased Employee’s Years of Service.

Notwithstanding anything herein to the contrary, if an Employee becomes a Leased Employee, that will not, in itself, be considered a severance from employment.

2.39	“Leave”

means any period during which a person who was employed immediately prior to the commencement of such period is absent without compensation pursuant to a leave of absence granted by the Participating Company.

2.40	“Military Leave”

means any period during which an Eligible Employee is absent because of qualified service in the uniformed services as defined in the Uniformed Services Employment and Reemployment Rights Act of 1994. Contributions, benefits and service credit with respect to Military Leave in the uniformed services will be provided in accordance with Code Section 414(u).

2.41	“Non-Highly Compensated Employee”

means, with respect to an Affiliated Company, any person who is not a Highly Compensated Employee.

2.42	“Participant”

means an individual participating in the Plan pursuant to Article 3 hereof or any former Employee for whom an Account has been established and is maintained.

2.43	“Participating Company”

means the Company and any Affiliated Company that adopts this Plan with the consent of the Company.

2.44	“Period of Service”

means each period of time commencing on an individual’s initial date of Employment or date of Re-employment, whichever is applicable, and ending on and including such individual’s last day worked (which shall be such individual’s Termination Date, and which in the case of an individual who terminates from an approved leave of absence shall be the date the individual’s status is changed from being on leave to being terminated). A Period of Service shall include the following:

(a)          Any period of service because of Military Leave that the individual entered from employment with an Affiliated Company, provided the individual returns to employment with an Affiliated Company within the period prescribed by the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, or any other period for which credit is required to be given (i) under such Act or (ii) pursuant to Section 4.7 of the Plan.

(b)          In the event an individual has a Termination Date and the individual subsequently performs an Hour of Service and the Hour of Service is performed within twelve (12) months of his or her Termination Date, “Period of Service” shall include the Termination Period.

(c)          Any period for which credit is required under the Family and Medical Leave Act, for such purposes described in that Act, except that credit shall not be given under this subsection if it would otherwise be given under any other provision of this Section.

(d)          For an individual (i) who was a participant in the ISP on or before September 30, 2005 and who became an Eligible Employee on October 1, 2005, or (ii) whose account was transferred to this Plan pursuant to the Employee Benefits Agreement between the Company and the American Express Company, periods of service under the ISP shall be taken into consideration for all purposes. For all other individuals, periods of service under the ISP on or before September 30, 2005 shall be taken into consideration for all purposes.

2.45	“Plan”

means the Ameriprise Financial 401(k) Plan.

2.46	“Plan Year”

means the consecutive twelve- (12) month period ending on December 31.

2.47	“Predecessor Company”

means any corporation or unincorporated entity heretofore or hereafter merged or consolidated with or otherwise absorbed by an Affiliated Company or any part of the business of which has been acquired by an Affiliated Company.

2.48	“Prior AMEX Plan”

means the provisions of the American Express Incentive Savings Plan as the same existed on June 30, 1994.

2.49	“Prior Company Contributions”

means those contributions historically defined as Company Variable Matching and Company Stock Contributions.

2.50	“Prior Company Contributions Account”

means the account of a Participant established and maintained for Prior Company Contributions.

2.51	“Prior Vested Company Contributions”

means those contributions historically defined as Company Matching (Pre-07) Contributions, Company Profit Sharing Contributions, Restricted Matching Contributions, Service-Related Contributions and SOP Transfer Accounts.

2.52	“Prior Vested Company Contributions Account”

means the account of a Participant established and maintained for Prior Vested Company Contributions.

2.53	“Qualified Nonelective Contribution Account”

means an account established to hold contributions designated by a Participating Company as “qualified nonelective contributions” and not simultaneously assigned to another named Account or subaccount consisting entirely of qualified nonelective contributions.

2.54	“Restricted Matching Contribution”

means those contributions defined as “Restricted Matching Contributions” under the Prior AMEX Plan. As of October 3, 2017, this money type shall be referred to as a “Prior Vested Company Contribution.”

2.55	“Restricted Matching Contribution Account”

means the account of a Participant established and maintained for Restricted Matching Contributions. As of October 3, 2017, this account comprises part of the “Prior Vested Company Contribution Account.”

2.56	“Retirement”

means retirement meeting the conditions of Section 7.2(a) hereof.

2.57	“Rollover Contribution”

means the amount other than Roth 401(k) Rollover Contributions and After-Tax Rollover Contributions contributed by or on behalf of an Eligible Employee in accordance with Section 4.5.

2.58	“Rollover Contribution Account”

means the account of a Participant established and maintained to hold Rollover Contributions in accordance with Section 4.5.

2.59	“Roth Catch-up Contribution”

means the after-tax amount contributed by a Participating Company on behalf of a Participant in accordance with Section 4.8 and Section 414(v) of the Code.

2.60	“Roth 401(k) Contribution”

means the after-tax amount contributed by a Participating Company on behalf of a Participant in accordance with Section 4.2, but excluding Roth Catch-up Contributions pursuant to Section 4.8 of the Plan and Section 414(v) of the Code.

2.61	“Roth 401(k) Contribution Account”

means the account of a Participant established and maintained in accordance with Section 4.2.

2.62	“Roth 401(k) Rollover Contribution”

means the amount attributable to Roth contributions contributed by or on behalf of an Eligible Employee in accordance with Section 4.5.

2.63	“Roth 401(k) Rollover Contribution Account”

means the account of a Participant established and maintained to hold Roth 401(k) Rollover Contributions in accordance with Section 4.5.

2.64	“Roth Conversion Account”

means the accounts established and maintained for amounts attributable to an in-Plan conversion of non-Roth Plan funds into Roth Plan funds. A separate account shall be established and maintained to reflect each different source of amounts converted.

2.65	“Service-Related Contribution”

means those contributions defined as “Service Related Contributions” under the Prior AMEX Plan. As of October 3, 2017, this money type is referred to as a “Prior Vested Company Contribution.”

2.66	“Service-Related Contribution Account”

means the account of a Participant established and maintained for Service-Related Contributions. As of October 3, 2017, this account comprises part of the “Prior Vested Company Contribution Account.”

2.67	“SOP Transfer Account”

means the Account established and maintained for an individual under the Plan for contributions allocated to the individual’s account under the American Express Eligible Employee Stock Ownership Plan as of November 30, 1994. As of October 3, 2017, this account comprises part of the “Prior Vested Company Contribution Account.”

2.68	“Termination Date”

means the date on which an individual quits, retires, or is discharged from all Affiliated Companies or dies (it being intended that the Termination Date shall be the individual’s last day worked). An individual on serial severance is deemed to terminate as of the end of the last day of active employment.

2.69	“Termination Period”

means a period of time commencing on the day following an Employee’s Termination Date and ending on the day before the first subsequent date such Employee again performs an Hour of Service.

2.70	“Testing Compensation”

means the annual compensation of an Eligible Employee for purposes of the discrimination tests described in Sections 5.1, 5.2 and 5.4 defined as all amounts that are paid as wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to a person by an Affiliated Company for which the Affiliated Company is required to furnish the person with a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, without regard to how the word “compensation” may be defined for purposes of other provisions of the Plan. Compensation shall mean the compensation paid or made available during the Limitation Year. Compensation shall be limited in accordance with Section 401(a)(17) of the Code.

Compensation paid or made available during a Limitation Year shall include any elective deferral (as defined in Section 402(g)(3) of the Code), and any amount that is contributed or deferred by an Affiliated Company at the election of the Eligible Employee and that is not includible in the gross income of the Eligible Employee by reason of Sections 125 or 457 of the Code, and elective amounts that are not includible in the gross income of the Eligible Employee by reason of Section 132(f)(4) of the Code.

In order to be treated as “compensation” for purposes of this Section, payments must be paid or made available prior to an Eligible Employee’s severance from employment, except to the extent that such payments are described in Section 1.415(c)-2(e)(3) of the Treasury Regulations. With respect to an individual not currently performing service for the employer by reason of qualified military service (within the meaning of Section 414(u)(1) of the Code), “compensation” shall include salary continuation payments not in excess of the amount the individual would have received if the individual had continued to perform services for the employer rather than entering qualified military service.

Compensation shall not include amounts paid as compensation to a nonresident alien, as defined in Section 7701(b)(1)(B) of the Code, who is not a Participant in the Plan to the extent the compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States.

2.71	“Trust Agreement”

means the Trust Agreement and/or trust between the Administration Committee and the Trustee.

2.72	“Trust Fund”

means the fund held by the Trustee to which all contributions pursuant to the Plan are made and out of which all benefits payable under the Plan are paid. The Trust Fund shall include all investments of the Plan together with accumulated earnings thereon.

2.73	“Trustee”

means any banking corporation duly qualified and appointed to so act under the Trust Agreement, and any additional or successor Trustee appointed and acting pursuant to said Trust Agreement.

2.74	“Unrestricted Matching Contribution”

means those contributions defined as “Unrestricted Matching Contributions” under the Prior AMEX Plan.

2.75	“Unrestricted Matching Contribution Account”

means the account of a Participant established and maintained for Unrestricted Matching Contributions.

2.76	“Valuation Date”

means each day that the New York Stock Exchange is open for business, or such other dates as may be designated from time to time by the Administration Committee.

2.77	“Variable Match Contribution”

means the variable amount contributed by a Participating Company as a matching contribution under the Plan as in effect prior to the first pay date on or after March 1, 2010. As of October 3, 2017, this money type is referred to as a “Prior Company Contribution.”

2.78	“Variable Match Contribution Account”

means the account of a Participant established and maintained to hold Variable Match Contributions in accordance with Section 4.3 as in effect prior to the first pay date on or after March 1, 2010. As of October 3, 2017, this account comprises part of the “Prior Company Contribution Account.”

2.79	“Year of Service”

“Year of Service” means a Period of Service of twelve (12) months, determined as follows:

(a)          For purposes of determining an individual’s first Year of Service for eligibility and vesting, the following shall apply:

(i)        One (1) Year of Service shall be credited for an Employee’s first year of Employment provided such Employee is employed as of the day preceding the one (1) year anniversary of such Employee’s initial date of Employment.

(ii)       For an Employee who is not credited with his or her first Year of Service under the provisions of Section 2.79(a)(i), such Employee’s first Year of Service shall be measured from the Employee’s Employment date and each anniversary thereof, and shall include any Termination Period of less than one (1) year (provided, however, by way of clarification, that this rule is not applicable to service measured on an Hours of Service rather than Period of Service basis, since Hours of Service must be completed within the specified twelve- (12) month period). If the Employee has a Termination Period that equals or exceeds one (1) year, the Employee’s first Year of Service for eligibility and Vesting shall be determined by taking into account all Periods of Service (subject to the requirement that 1,000 Hours of Service be completed in the specified twelve- (12) month period, if the Employee is subject to those requirements).

(b)          For an Employee who is credited with his or her first Year of Service under the provisions of Section 2.79(a), Years of Service for vesting shall include such Employee’s initial Year of Service and all Periods of Service, subsequent to such individual’s initial Year of Service.

(c)          For purposes of this Section, any Termination Period that consists of a period of less than one (1) year shall be included for purposes of determining an Employee’s Periods of Service and his or her Years of Service (provided, however, by way of clarification, that this rule is not applicable to service measured on an Hours of Service rather than Period of Service basis, since Hours of Service must be completed within the specified twelve- (12) month period).

(d)          For an individual (i) who was a participant in the ISP on or before September 30, 2005 and who became an Eligible Employee on October 1, 2005, or (ii) whose account was transferred to this Plan pursuant to the Employee Benefits Agreement between the Company and the American Express Company, years of service under the ISP shall be taken into consideration for all purposes. For all other individuals, years of service under the ISP on or before September 30, 2005 shall be taken into consideration for all purposes.

Article 3
ELIGIBILITY AND PARTICIPATION

3.1	Eligibility for Participation

Except as set forth under Section 3.4, an Eligible Employee shall be eligible to become a Participant for all purposes of the Plan during the payroll period in which he or she completes sixty (60) days of service.

3.2	Participation

Each Eligible Employee shall become a Participant on the first day of the payroll period (with respect to Compensation paid on or after such date, regardless of when earned) in which the Eligible Employee completes sixty (60) days of service. The Eligible Employee must complete and file all informational forms and comply with other processes required by the Administration Committee in order to enroll in the Plan.

3.3	Special Rules for Certain Eligible Employees

A Participant who ceases to be an Eligible Employee shall cease to be a Participant for purposes of making and/or receiving contributions under the Plan as of the date he or she ceases to be an Eligible Employee, subject to Section 2.28 with respect to the handling of the Participant’s final paycheck and without prejudice to the Participant’s right (if any) to an adjusting Fixed Match Contribution under Section 4.3 with respect to the portion of the Plan Year in which the Participant was eligible to participate if the Participant meets the requirements of Section 4.3, and shall resume as a Participant on the date he or she again becomes an Eligible Employee.

An Eligible Employee who has satisfied the service requirement of Section 3.1, but who terminates employment with a Participating Company or otherwise ceases to be an Eligible Employee before becoming a Participant as described in Section 3.2, shall become a Participant in the Plan on the later of the date he or she again becomes an Eligible Employee or the date on which he or she would have become a Participant if he or she had remained an Eligible Employee.

3.4	Participation by Eligible Employees Who Make Rollover Contributions, After-Tax Rollover Contributions and/or Roth 401(k) Rollover Contributions

An Eligible Employee or former Employee who makes a Rollover Contribution, After-Tax Rollover Contribution and/or Roth 401(k) Rollover Contribution to the Trust Fund shall be deemed to be a Participant solely for the purpose of maintaining a Rollover Contribution Account, After-Tax Rollover Contribution Account and/or Roth 401(k) Rollover Contribution Account under the Plan until such time as he or she otherwise becomes a Participant in accordance with the applicable provisions of Section 3.1 and 3.2. Such individuals shall be deemed to be Participants for purposes of receiving a distribution in accordance with Article 8, making a hardship or other applicable withdrawal and for receiving a loan (to the extent the relevant Account is included on the list of Accounts available for loans) in accordance with the provisions of Article 9 of the Plan, for directing investments in accordance with Article 6, and for purposes of naming a beneficiary pursuant to the provisions of Article 11 of the Plan.

Article 4
CONTRIBUTIONS

4.1	Before-Tax Contributions

Each Participant may elect to have his or her Compensation for a Plan Year reduced by a whole percentage amount (when combined with the total amount of Roth 401(k) Contributions and After-Tax Contributions made pursuant to Sections 4.2 and 4.4) up to eighty percent (80%) of his or her Compensation, reduced by any other required or elective withholdings per payroll period, and, in lieu of payment to him or her, have such amount or its equivalent contributed as a Before-Tax Contribution for his or her benefit to the Plan; provided, however, that in no event shall such dollar amount exceed the limitation of Section 402(g) of the Code (as indexed), except to the extent permitted under Code Section 414(v) and the provisions of Section 4.8, if applicable; and provided that in no event shall the Before-Tax Contribution amount exceed his or her Compensation per payroll period.

A Participant’s election referred to in the preceding paragraph shall be made by providing notice to the Participating Company, in a form and manner prescribed by the Administration Committee, at any time during the Plan Year. A Participant may completely discontinue his or her Before-Tax Contributions to the Plan by providing notice to the Participating Company, in a form and manner prescribed by the Administration Committee, at any time during the Plan Year. A Participant’s election under this Section may be increased or decreased (in whole percentage amounts of his or her Compensation) at any time during the Plan Year. A Participant’s rate of Before-Tax Contributions elected shall remain in effect, subject to his or her right to completely discontinue or change the amount of any Before-Tax Contributions at any time as provided in this Section. All elections described in this Section shall be effective as soon as practicable after such elections are provided to the Participating Company. Nothing herein prohibits the Administration Committee from authorizing the use of automated increase schedules or other processes involving delayed effective dates.

Before-Tax Contributions shall be allocated to the Participant’s Before-Tax Contribution Account. A Participant shall at all times be one hundred percent (100%) vested in amounts allocated to his or her Before-Tax Contribution Account.

The amount of Before-Tax Contributions made on behalf of any Participant shall be subject to the limitations of Article 5 and such contributions may be restricted, reduced or otherwise adjusted as provided in Article 5 to ensure that such limitations are satisfied.

4.2	Roth 401(k) Contribution

Each Participant may, by payroll deduction, elect to have Roth 401(k) Contributions made on his or her behalf for a Plan Year in a whole percentage amount (when combined with the total amount of Before-Tax Contributions and After-Tax Contributions made pursuant to Sections 4.1 and 4.4) up to eighty percent (80%) of his or her Compensation reduced by any other required or elective withholdings per payroll period; provided, however, that in no event shall such dollar amount exceed the limitation of Section 402(g) of the Code (as indexed), except to the extent permitted under Code Section 414(v) and the provisions of Section 4.8, if applicable; and provided that in no event shall the Roth 401(k) Contribution amount exceed his or her Compensation per payroll period.

A Participant’s election referred to in the preceding paragraph shall be made by providing notice to the Participating Company, in a form and manner prescribed by the Administration Committee, at any time during the Plan Year. A Participant may completely discontinue his or her Roth 401(k) Contributions to the Plan by providing notice to the Participating Company, in a form and manner prescribed by the Administration Committee, at any time during the Plan Year. A Participant’s election under this Section may be increased or decreased (in whole percentage amounts of his or her Compensation) at any time during the Plan Year. A Participant’s rate of Roth 401(k) Contributions elected shall remain in effect, subject to his or her right to completely discontinue or change the amount of any Roth 401(k) Contributions at any time as provided in this Section. All elections described in this Section shall be effective as soon as practicable after such elections are provided to the Participating Company. Nothing herein prohibits the Administration Committee from authorizing the use of automated increase schedules or other processes involving delayed effective dates. Designation of a contribution as a Roth 401(k) Contribution is irrevocable.

Roth 401(k) Contributions shall be allocated to the Participant’s Roth 401(k) Contribution Account. A Participant shall at all times be one hundred percent (100%) vested in amounts allocated to his or her Roth 401(k) Contribution Account.

The amount of Roth 401(k) Contributions made on behalf of any Participant shall be subject to the limitations of Article 5 and such contributions may be restricted, reduced or otherwise adjusted as provided in Article 5 to ensure that such limitations are satisfied.

4.3	Match Contributions

With the payment of any Before-Tax Contributions, Roth 401(k) Contributions, Roth Catch-up Contributions and/or Catch-up Contributions on behalf of an eligible Participant during a Plan Year, the Participant’s Participating Company shall contribute on behalf of such Participant, a Fixed Match Contribution. (The timing described herein refers to the timing of calculation of this Fixed Match Contribution, and does not require actual contributions to be made prior to the date required by law.) In the case of a Participant otherwise eligible to receive an allocation of a Fixed Match Contribution for a Plan Year, the Fixed Match Contribution shall be an amount equal to one hundred percent (100%) of the Participant’s Before-Tax Contributions, Roth 401(k) Contributions, Roth Catch-up Contributions and/or Catch-up Contributions, but such Fixed Match Contributions shall not exceed five percent (5%) of the Participant’s Compensation paid in a payroll period. All Fixed Match Contributions will be calculated based on the sum of the Participant’s Before-Tax Contributions, Roth 401(k) Contributions, Roth Catch-up Contributions and/or Catch-up Contributions for the payroll period for which the Fixed Match Contribution is made.

Furthermore, if a Participant makes Before-Tax Contributions, Roth 401(k) Contributions, Roth Catch-up Contributions and/or Catch-up Contributions during the course of the Plan Year, then, following the end of such Plan Year, an adjusting contribution shall if necessary be made to the Fixed Match Account of each eligible Participant who is an Employee as of the last business day of the Plan Year (or whose employment terminated during that Plan Year by reason of Retirement, Disability or death) so that the total Fixed Match Contributions for the Plan Year shall be an amount equal to one hundred percent (100%) of the Participant’s Before-Tax Contributions, Roth 401(k) Contributions, Roth Catch-up Contributions and/or Catch-up Contributions for the Plan Year, but such Fixed Match Contributions shall not exceed five percent (5%) of the Participant’s Compensation paid for the Plan Year.

The Fixed Match Contributions hereunder shall be allocated to the Participants’ Fixed Match Contribution Accounts at least annually. A Participant shall be vested in amounts allocated to his or her Fixed Match Contribution Account in accordance with the provisions of Article 7. Notwithstanding anything herein to the contrary, no Fixed Match Contribution shall be made with respect to any Before-Tax Contribution or Roth 401(k) Contribution that comprises an Excess Deferral pursuant to Section 5.1.

The amount of Fixed Match Contributions contributed hereunder shall be subject to the limitations of Article 5 and such contributions may be restricted, reduced or otherwise adjusted as provided in Article 5 to insure that such limitations are satisfied.

4.4	After-Tax Contributions

A Participant may, by payroll deduction, make After-Tax Contributions on an after-tax basis not to exceed ten percent (10%) of such Participant’s Compensation for a Plan Year. The aggregated sum of a Participant’s Before-Tax Contributions, Roth 401(k) Contributions and After-Tax Contributions shall not exceed eighty percent (80%) of such Participant’s Compensation, reduced by any other required or elective withholdings per payroll period, for a Plan Year; provided, however, that in no event shall the After-Tax Contribution amount exceed his or her Compensation per payroll period. After-Tax Contributions may be made in whole percentage increments only.

A Participant’s election referred to in the preceding paragraph shall be made by providing notice to the Participating Company, in a form and manner prescribed by the Administration Committee, at any time during the Plan Year. A Participant may completely discontinue his or her After-Tax Contributions to the Plan by providing notice to the Participating Company, in a form and manner prescribed by the Administration Committee, at any time during the Plan Year. A Participant’s election under this Section may be increased or decreased (in whole percentage amounts of his or her Compensation) at any time during the Plan Year. A Participant’s rate of After-Tax Contributions elected shall remain in effect, subject to his or her right to completely discontinue or change the amount of any After-Tax Contributions at any time as provided in this Section. All elections described in this Section shall be effective as soon as practicable after such elections are provided to the Participating Company. Nothing herein prohibits the Administration Committee from authorizing the use of automated increase schedules or other processes involving delayed effective dates.

After-Tax Contributions shall be allocated to the Participant’s After-Tax Contribution Account and shall be one hundred percent (100%) vested at all times.

The foregoing notwithstanding, nothing herein shall be construed to prevent the recharacterization of contributions under Section 5.1, and the limits of this Section 4.4 shall not apply to such recharacterized contribution amounts. The amount of After-Tax Contributions elected by a Participant shall be subject to the limitations of Article 5, and such contributions may be restricted, reduced or otherwise adjusted to ensure that such limitations are satisfied.

4.5	Rollover Contributions, After-Tax Rollover Contributions and Roth 401(k) Rollover Contributions from Qualified Plans and In-Plan Roth Conversions

The Plan will accept Rollover Contributions in accordance with this Section 4.5 from Participants and Eligible Employees who have not yet become Participants. The Plan also will permit Participants (including an Eligible Employee who is not yet a Participant but who has a Rollover Contribution Account or After-Tax Rollover Contribution Account) to make an in-Plan Roth conversion under this Section 4.5.

For purposes of this Section 4.5, any Rollover Contribution, After-Tax Rollover Contribution and/or Roth 401(k) Rollover Contribution to the Plan must meet the requirements of Section 402(c), Section 403(a)(4) or Section 408(d)(3)(A) of the Code (including the requirement that the contribution be made no later than 60 days after the day on which the Participant or Eligible Employee received the payment or distribution from the other plan or account), and can only be made with the consent of the Administration Committee and Trustee. The Administration Committee and Trustee may require the Participant or Eligible Employee to furnish any relevant information and to make any reasonable representations concerning the distribution from the prior plan or account before deciding whether to accept a Rollover Contribution, After-Tax Rollover Contribution and/or Roth 401(k) Rollover Contribution from him or her. Rollover Contributions, After-Tax Rollover Contributions and/or Roth 401(k) Rollover Contributions shall be credited to separate accounts in the name of the Participant or Eligible Employee, and amounts converted to Roth amounts pursuant to an in-Plan conversion shall be credited to the appropriate Roth Conversion Account. Accumulated deductible employee contributions within the meaning of Code Section 72(o)(5) may not be rolled over to this Plan. In the event that a contribution (or any portion) purported to be a Rollover Contribution, After-Tax Rollover Contribution and/or Roth 401(k) Rollover Contribution does not qualify as a Rollover Contribution, After-Tax Rollover Contribution and/or Roth 401(k) Rollover Contribution, the contribution (or the non-qualifying portion) will be returned to the Participant or Eligible Employee and shall be deemed to be held outside of the Trust Fund.

(a)          Trustee Authorized to Accept Direct Rollover Contributions, After-Tax Rollover Contributions and/or Roth Rollover Contributions

Subject to the consent of the Administration Committee and under the conditions described in this Section, the Trustee is authorized to accept, and a Participant or Eligible Employee may make a direct Rollover Contribution, direct After-Tax Rollover Contribution and/or direct Roth 401(k) Rollover Contribution in cash to the Plan of an eligible rollover distribution from:

(i)        a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions and designated Roth contributions.

(ii)       an annuity contract or custodial account described in Section 403(b) of the Code, including after-tax employee contributions and designated Roth contributions.

(iii)      an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, including designated Roth contributions.

Notwithstanding the above, property in the form of a note representing a participant loan may be directly rolled over to this Plan, and shall be considered a loan under the Plan provided said note represents a participant loan from a Plan maintained by an Affiliated Company pursuant to an inter-company agreement. Nothing herein prohibits the Plan from accepting a loan note rolled over in connection with a business transaction in accordance with a loan rollover process approved by the Administration Committee for such transaction.

(b)          Trustee Authorized to Accept Indirect Rollover Contributions

Subject to the consent of the Administration Committee and under the conditions described in this Section, the Trustee is authorized to accept, and a Participant or Eligible Employee may make a Rollover Contribution in cash to the Plan of an eligible rollover distribution from:

(i)        a qualified plan described in Section 401(a) or 403(a) of the Code.

(ii)       an annuity contract or custodial account described in Section 403(b) of the Code.

(iii)      an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

In addition, the Trustee is authorized to accept, and a Participant or Eligible Employee may make, a Rollover Contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

(c)          Trustee Authorized to Accept Direct Transfer

The Trustee may accept, with the express approval of the Administration Committee, a direct transfer of funds to an individual’s Rollover Contribution Account, After-Tax Rollover Contribution Account and/or Roth 401(k) Rollover Contribution Account hereunder from the trustee or insurer with respect to any amount to be distributed from a trust described in Code Section 401(a), which is exempt from taxation under Code Section 501(a), or from the trustee or custodian of an account or annuity described in Code Section 408. Transfers may be permitted of any assets held in a trust described in Code Section 401(a) and exempt from taxation under Code Section 501(a), including transfers on behalf of an alternate payee under a qualified domestic relations order. Property in the form of a note representing a participant loan may be transferred to this Plan, and shall be considered a loan under the Plan provided said note represents a participant loan from a Plan maintained by an Affiliated Company, and provided further that nothing herein prohibits the Plan from accepting a loan note transferred in connection with a business transaction in accordance with a loan transfer process approved by the Administration Committee for such transaction. No direct transfer may be made if in the opinion of the Administration Committee such a transfer may adversely affect the exempt status of the Trust under Code Section 501(a). As a condition of the transfer, the Administration Committee may require the individual to provide such information as it may determine to be relevant.

(d)          Roth In-Plan Conversion

A Participant (including an Eligible Employee who is not yet a Participant but who has a Rollover Contribution Account or After-Tax Rollover Contribution Account) may elect to convert all or part of the portion of his or her vested Account not attributable to his or her Roth 401(k) Contribution Account or Roth 401(k) Rollover Contribution Account into the appropriate Roth Conversion Account. The following rules apply:

(i)        No more than one in-Plan Roth conversion may be made by a Participant during a Plan Year, and the amount converted must be at least $100. A conversion shall not be considered a distribution or withdrawal for purposes of any rule restricting a Participant from taking only a certain number of withdrawals per Plan Year.

(ii)       Only vested amounts may be converted, but a Participant does not need to be fully vested in an Account to convert the vested portion of that Account.

(iii)      The portion of the Participant’s Accounts that represents an outstanding loan balance may not be converted under this Section, but the remainder of such a Participant’s balance can be converted in accordance with the normal rules. An in-Plan Roth conversion will not in itself affect the status or repayment schedule of an outstanding loan.

(iv)      A Participant’s right to access converted funds (adjusted for earnings and losses) shall not be adversely affected by the conversion; provided, however, that the Roth Conversion Accounts shall not be available for loans unless included in the list of Accounts approved by the Administration Committee for this purpose.

(v)       The Plan shall maintain a separate Roth Conversion Account for each different Account from which a Participant’s funds are converted, and such Roth Conversion Account shall be adjusted for investment earnings and losses in accordance with the Plan’s normal procedures.

(vi)      A Roth in-Plan conversion of less than all of a Participant’s non-Roth account shall be drawn from the Participant’s non-Roth Accounts in the proportions designated by the Participant. If the Participant fails to designate the order of non-Roth Accounts, the following order shall apply:

(a)   Rollover Contribution Account;

(b)   Unrestricted Matching Contribution Account;

(c)   Prior Vested Company Contributions Account;

(d)   Fixed Match Contribution Account;

(e)   Prior Company Contributions Account;

(f)   Company Stock (Pre-07) Contribution Account;

(g)   Before-Tax Contribution Account (including Catch-up Contributions);

(h)   Qualified Nonelective Contribution Account;

(i)   After-Tax Rollover Contribution Account;

(j)   Pre-1987 After-Tax Contribution Account; and

(k)   Post-1986 After-Tax Contribution Account.

4.6	Contributions by Company on Behalf of Participating Company

Contributions by the Company shall include contributions on behalf of the Participating Companies. Each Participating Company on behalf of which such contribution is made shall be charged an amount equal to such Participating Company’s allocable obligation hereunder. If, and to the extent that a Participating Company is prevented from paying its allocable share of a contribution, the amount of the contribution that such Participating Company is so prevented from paying shall be paid by only such other Participating Companies as are includable corporations with such Participating Company under Section 1504 of the Code.

4.7	Contributions, Benefits and Service Credit with Respect to Qualified Military Service

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code and the Heroes Earnings Assistance and Relief Tax Act of 2008. Without limitation of the foregoing, each Participating Company will comply with the Labor Regulations at 20 C.F.R. 1002, so that:

(a)          A period of qualifying military service (including any permissible period between military discharge and qualifying reemployment) will not constitute a break in service, and the re-employed Employee will receive credit towards his or her Period of Service as if he or she had been actively employed by an Affiliated Company during the period of qualifying military service. Service credit is in any event provided for Employees on paid or unpaid Military Leave.

If for some reason service credit is not otherwise provided, service credit solely for purposes of vesting will be granted to an Employee who dies while on active military service on or after January 1, 2007, as required by law. Furthermore, effective January 1, 2007, the beneficiary of a Participant who dies while on military leave will be entitled to have the Participant’s vested percentage of the death benefit payable under Article 8 calculated as if the Participant had resumed employment immediately prior to death, provided that death while on active service does not entitle the Participant or his or her beneficiary to the benefit of contributions for the period of Military Leave that are not otherwise provided for under this Plan or the relevant Participating Company’s military leave policy.

(b)          Contributions generally will continue as usual with respect to any period of paid Military Leave during which the Participant would (if not for his or her absence on Military Leave) have been eligible to participate in the Plan, with payments made during such period of Military Leave being treated as Compensation to the extent they would have qualified as Compensation if the Participant were not on Military Leave. With respect to all other periods of qualifying military service and any periods of paid Military Leave for which contributions are owed or must be permitted by law and were not contributed in full during the leave, in each case to the extent that the Participant would have been eligible to participate in the Plan if not for his or her absence on Military Leave, contributions for such period of qualifying military service (including any permissible period between military discharge and qualifying reemployment) followed by qualifying reemployment will be allocated as follows to Employees who would have been eligible to receive such contributions if not for the period of military leave:

(i)        The Participating Company is not required to make its contributions attributable to the period of Military Leave until the later of 90 days after the Employee is reemployed under qualifying circumstances or the normal due date for payment of Plan contributions for the Plan Year in question (or as soon as reasonably practicable after the applicable deadline, if it is impossible or unreasonable for the Participating Company to make its contributions by the deadline).

(a)   No interest is required or permitted with respect to these contributions.

(b)   The Participating Company is only required to make Fixed Match Contributions to the extent the Employee makes up the requisite amount of Before-Tax Contributions, Roth 401(k) Contributions, Catch-up Contributions and Roth Catch-up Contributions to the Plan, at which point Fixed Match Contributions must be made in accordance with the Plan’s usual rules.

(ii)       An Employee may (but need not) pay to the Plan any Before-Tax Contributions, Roth 401(k) Contributions, Catch-up Contributions, Roth Catch-up Contributions, and After-Tax Contributions that he or she would have been eligible to make had it not been for his or her absence on Military Leave. The Committee shall establish reasonable procedures permitting the Employee to make such contributions and provide for a reasonable, non-discriminatory method of identifying the Plan Year(s) to which they relate.

(a)   Such contributions must be made within a period that begins with the date of reemployment and continues for three (3) times the length of the Employee’s immediate past period of military service (but will not exceed five (5) years). The Employee may not make up any contributions after the date on which he or she ceases to be employed by a Participating Company unless otherwise required by law.

(b)   No interest is permitted or required with respect to such make-up contributions, and the Employee’s make-up contributions cannot exceed the amount that he or she could have made if not for the period of Military Leave.

(c)   An Employee on paid Military Leave may continue to contribute to the Plan in accordance with the Plan’s usual rules. The amount of make-up contributions that an Employee will be permitted to make upon return from leave will be reduced by the amount of contributions actually made during the leave.

(iii)     Compensation for purposes of make-up contributions shall be based on the rate of Compensation that the Employee would have received during the period of Military Leave if not for his or her absence on Military Leave. If the rate of Compensation that the Employee would have received is not reasonably certain, Compensation will be the average rate of Compensation during the twelve- (12) month period (or the period of actual employment, if shorter) prior to the commencement of Military Leave.

(iv)     Make-up contributions shall be subject to the legal contribution limits applicable to the year(s) to which the contributions relate.

(v)      Make-up contributions shall be disregarded for purposes of non-discrimination testing in accordance with Section 414(u)(1) of the Code.

(c)          An Employee who returns from qualifying military service will not receive, based on the make-up contributions made following return to employment, an allocation of forfeitures, earnings, losses or expenses from the period of the leave (and any subsequent period prior to payment of the make-up contributions). However, the Employee’s Accounts (including any contributions made during the leave) will continue to share in earnings, losses, expenses, and forfeitures in accordance with the terms of the Plan.

(d)          An Employee on Military Leave generally is considered to remain an Employee until and unless the Employee takes action to terminate employment, or employment is otherwise formally terminated by the relevant Affiliated Company. Hence, such an Employee is not eligible for a distribution under Article 8. However, a Participant on Military Leave may request and receive a qualified reservist distribution or Heroes Earnings Assistance and Relief Tax Act of 2008 (the “HEART Act”) withdrawal in accordance with Article 9 as well as any other withdrawals with respect to which the Employee meets the requirements of Article 9. A Participant on Military Leave has the option to suspend loan repayments during the period of leave.

(e)          This Section is intended solely to ensure that the Plan provides such contributions and rights as are (i) required by the Uniformed Services Employment & Reemployment Rights Act, and the regulations issued thereunder, and the HEART Act, (ii) expressly provided for in the Plan, or (iii) provided for by the Company’s or relevant Affiliated Company’s Military Leave policy for persons on Military Leave. Nothing in this Section authorizes a Participant to make or receive contributions that the Participant would not have been eligible to make or receive had the Participant remained in continuous active employment (so that, for example, the Participant will not be entitled to contributions for any period of time during which the Participant would have been employed by a company other than a Participating Company if not for his or her absence on Military Leave).

4.8	Catch-up Contributions and Roth Catch-up Contributions

For the purpose of crediting the Before-Tax Contribution Account and/or Roth 401(k) Contribution Account of a Participant who has attained age 50 or who will attain age 50 during the taxable year, the Participating Company shall contribute such amount as the Participant may elect to defer and have contributed to the Plan. In addition, a Participant shall be treated as having elected to have Catch-up Contributions or Roth Catch-up Contributions made to the extent that his Before-Tax Contributions and/or Roth 401(k) Contributions exceed the limits imposed by the Plan or the Code for the Plan Year. A Participant’s Catch-up Contributions and Roth Catch-up Contributions for a Plan Year shall not exceed (i) the excess of the Participant’s Testing Compensation over Before-Tax Contributions under Section 4.1 and Roth 401(k) Contributions under Section 4.2 or (ii) the dollar amount set forth in Section 414(v) of the Code for the Plan Year, as adjusted pursuant to Section 414(v)(2)(C) of the Code, whichever is less; provided that under no circumstances will the total of a Participant’s Before-Tax Contributions, Catch-up Contributions, Roth 401(k) Contributions, Roth Catch-up Contributions and After-Tax Contributions exceed eighty percent (80%) of the Participant’s Compensation, and provided further that the Participant may not under any circumstances have Catch-up Contributions or Roth Catch-up Contributions made in excess of the amount of Compensation otherwise payable to him or her in cash, taking into account any other required or elected withholdings.

The Participant may designate all or any portion of his Catch-up Contributions for the year as Roth Catch-up Contributions. Designation of a Catch-up Contribution as a Roth Catch-up Contribution is irrevocable.

Such Catch-up Contributions and Roth Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions and Roth Catch-up Contributions.

Article 5
LIMITATIONS ON CONTRIBUTIONS

5.1	Limitations on Before-Tax Contributions and Roth 401(k) Contributions

The following limitations on Before-Tax Contributions and Roth 401(k) Contributions shall apply:

(a)          Maximum Annual Allocation: For each Plan Year, the annual allocation derived from Before-Tax Contributions to a Participant’s Before-Tax Contribution Account and/or Roth 401(k) Contributions to a Participant’s Roth 401(k) Contribution Account shall satisfy one of the following tests:

(i)        the ADP for Participants who are Highly Compensated Employees shall not be more than the ADP for Participants who are Non-Highly Compensated Employees multiplied by 1.25, or

(ii)       the excess of the ADP for Participants who are Highly Compensated Employees over the ADP for Participants who are Non-Highly Compensated Employees shall not be more than two (2) percentage points, and the ADP for Participants who are Highly Compensated Employees shall not exceed the ADP for Participants who are Non-Highly Compensated Employees multiplied by two (2).

For purposes of applying the above, the Administration Committee shall base the ADP of both Highly Compensated Employees and Non-Highly Compensated Employees on the deferrals for the Plan Year that is being tested.

(b)          For purposes of this Section 5.1, Highly Compensated Employees and Non-Highly Compensated Employees shall include any Eligible Employees eligible to make a deferral election pursuant to Section 4.1, whether or not such deferral election is made.

(c)          For purposes of this Section 5.1, if two (2) or more plans that include cash or deferred arrangements are considered one (1) plan for purposes of Code Sections 401(a)(4) or 410(b), the cash or deferred arrangements included in such plans shall be treated as one (1) arrangement.

(d)          For purposes of this Section 5.1, if a Participant who is a Highly Compensated Employee is a Participant under two (2) or more cash or deferred arrangements of an Affiliated Company, all such cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement for the purpose of determining the deferral percentage for such Participant, except in the case of a plan that may not be aggregated with this Plan for this purpose under Section 401(k) of the Code and the Treasury Regulations thereunder.

(e)          The Administration Committee may prescribe rules to be applied by a Participating Company in limiting, prospectively, the Before-Tax Contributions and/or Roth 401(k) Contributions that may be made on behalf of Participants who are Highly Compensated Employees so that the limitations of this Section are satisfied. As directed by the Administration Committee, a Participating Company shall make adjustments to a Participant’s Before-Tax Contributions and/or Roth 401(k) Contributions based on reasonable estimates of Participants’ Testing Compensation for the Plan Year and/or based on reasonable projections regarding the Plan’s testing results for the Plan Year. A Participant who has filed an election to make Before-Tax Contributions and/or Roth 401(k) Contributions, which may not be fully followed by a Participating Company due to adjustments hereunder, shall be notified of such fact within a reasonable period of time.

(f)           Before-Tax Contributions and/or Roth 401(k) Contributions will be reduced to the extent necessary, as determined by the Administration Committee, to comply with the nondiscrimination limitations described in this Section. The Administration Committee shall first disallow or restrict future contributions on behalf of affected Participants. If that is not sufficient, then Excess Contributions shall be distributed in accordance with Code Section 401(k)(8)(C) to the extent attributable to Before-Tax Contributions and/or Roth 401(k) Contributions to Highly Compensated Employees on the basis of the respective portion of the excess amount attributable to each of them or, alternatively, may be recharacterized as After-Tax Contributions under this Plan. For purposes hereof, “Excess Contributions” means the excess of the aggregate amount of Before-Tax Contributions and/or Roth 401(k) Contributions made on behalf of a Highly Compensated Employee for a Plan Year over the maximum amount of such contributions permitted under the limitations of Code Section 401(k)(3)(A)(ii). Excess Contributions are determined by first establishing how much the actual deferral ratio (“ADR”) of the Highly Compensated Employee with the highest ADR would have to be reduced to satisfy the ADP test or cause such ratio to equal the ADR of the Highly Compensated Employee with the next highest ratio. This process is repeated until the ADP test would be satisfied. The amount of Excess Contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the Highly Compensated Employee’s compensation. The identity of the Highly Compensated Employees subject to distribution (or re-characterization) of Excess Contributions will be determined using the “dollar leveling method” starting with the Highly Compensated Employee with the greatest dollar amount of Roth, elective and other contributions treated as elective contributions for the Plan Year until the amount of Excess Contributions has been accounted for.

The amount designated by a Highly Compensated Employee and paid to his or her Before-Tax Contribution Account and/or Roth 401(k) Contribution Account but which is subject to the reduction referred to in the preceding paragraph (plus any income and minus any loss attributable thereto) shall be designated as an Excess Contribution and the Administration Committee shall cause the same to be paid to the Participant as soon as practicable if not recharacterized as After-Tax Contributions. Any such distribution with respect to a Participant for a Plan Year shall be reduced by the amount of any Excess Deferrals previously distributed to such Participant for the Participant’s taxable year ending with or within the Plan Year in which the Excess Contribution arose. In allocating income or losses to Excess Contributions, the Administration Committee may use any reasonable method otherwise used by the Plan for allocating gains, earnings and losses to Participants’ Accounts generally, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. Income or losses shall not be allocated for the period between the end of the Plan Year and the date of distribution. However, for Plan Years beginning on or after January 1, 2006 and prior to January 1, 2008, income or losses were allocated for the period between the end of the Plan Year and the date of distribution in a manner consistent with the Treasury Regulations under Code Section 401(k). For purposes of this Section, “Excess Deferrals” means amounts in excess of the dollar limitation of Code Section 402(g), as adjusted for increases in such limitation as provided by Code Section 402(g)(4) except to the extent permitted under Code Section 414(v) and the provisions of Section 4.8, if applicable. Fixed Match Contributions shall not be made with respect to Excess Contributions and, to the extent previously made, will be forfeited.

Without limiting the foregoing, the Administration Committee shall also have the power to redesignate any Excess Contribution as a After-Tax Contribution.

The Administration Committee will use its best efforts to distribute Excess Contributions (plus any income and minus any loss thereon) no later than two and one-half (2½) months after the end of the Plan Year of the contribution, and in no event shall the distribution or forfeiture occur later than twelve (12) months after the end of the Plan Year of the deferral or contribution. A distribution of Excess Contributions must be made after the Plan Year in which the excess amounts were contributed. Distributions under this Section may be made without the consent of the Participant or the Participant’s spouse. No liability shall result to any Participating Company from the Participant’s loss of any deferral of taxation for federal or state income purposes, or for interest on any amounts subject to pay reduction elections returned under these provisions.

(g)          The Administration Committee shall, to the extent practical, disallow or restrict Before-Tax Contributions and/or Roth 401(k) Contributions to the extent necessary to comply with the dollar limitation of Code Section 402(g) (as adjusted), except to the extent permitted under Code Section 414(v) and the provisions of Section 4.8, if applicable.

Notwithstanding the above, the amount designated as an Excess Deferral shall be distributed to the Participant as soon as practicable. Any such distribution with respect to a Participant for a Plan Year shall be reduced by the amount of any Excess Contributions previously distributed to such Participant for the Participant’s taxable year ending with or within the Plan Year in which the Excess Deferral arose. The income allocable to excess deferrals is equal to the sum of the allocable gain or loss for the taxable year of the individual (and, solely for the 2007 Plan Year, the allocable gain or loss for the period between the end of the taxable year and the date of distribution). In allocating income or losses to Excess Deferrals, the Administration Committee may use any reasonable method otherwise used by the Plan for allocating gains, earnings and losses to Participants’ Accounts generally, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. Fixed Match Contributions shall not be made on account of Excess Deferrals and, to the extent previously made, shall be forfeited.

The Administration Committee will use reasonable efforts to distribute Excess Deferrals (plus any income and minus any loss thereon) to a Participant no later than April 15th following the close of the taxable year in which the Excess Deferral occurred. Distributions under this Section may be made without the consent of the Participant or the Participant’s spouse. No liability shall result to any Participating Company from the Participant’s loss of any deferral of taxation for federal or state income purposes, or for interest on any amounts subject to pay reduction elections returned under these provisions.

If a Participant notifies the Administration Committee by the March 1 following a calendar year that the Before-Tax Contributions and/or Roth 401(k) Contributions for the calendar year together with all other “elective deferrals” made by the Participant for the calendar year exceed the applicable annual dollar limitation determined by the Secretary of the Treasury under Section 402(g) of the Code, then the amount of Excess Deferrals that the Participant in such notification allocates to this Plan shall be paid to the Participant (together with any income allocable thereto) by the April 15 following the end of such calendar year, and any Fixed Match Contributions and income allocable thereto that would have been made or credited, or were made or credited, as a result of the Excess Deferrals paid to a Participant pursuant to this Section shall not be made or credited or, if already made or credited, shall be forfeited at the end of the Plan Year for which such Fixed Match Contributions were, or would have been made. Any amounts paid to a Participant under this Section shall be treated as compensation for the calendar year in which such Before-Tax Contributions and/or Roth 401(k) Contributions were made and shall be subject to federal income and other tax withholding by the Participating Company on the same basis as other compensation paid to the Participant by the Participating Company (provided, however, that allocable earnings are taxable in the year of distribution).

5.2	Limitations on Fixed Match Contributions and After-Tax Contributions

The following limitations on Fixed Match Contributions and After-Tax Contributions shall apply:

(a)          Maximum Annual Allocation: For each Plan Year, the annual allocation derived from Fixed Match Contributions and After-Tax Contributions allocated to a Participant’s Fixed Match Contribution Accounts and After-Tax Contribution Account shall satisfy one of the following tests:

(i)        the ACP for Participants who are Highly Compensated Employees shall not be more than the ACP for Participants who are Non-Highly Compensated Employees multiplied by 1.25, or

(ii)       the excess of the ACP for Participants who are Highly Compensated Employees over the ACP for Participants who are Non-Highly Compensated Employees shall not be more than two (2) percentage points, and the ACP for the Participants who are Highly Compensated Employees shall not exceed the ACP for Participants who are Non-Highly Compensated Employees multiplied by two (2).

For purposes of applying the above, the Administration Committee shall base the ACP of both Highly Compensated Employees and Non-Highly Compensated Employees on the contributions for the Plan Year that is being tested.

(b)          For purposes of this Section 5.2, if two (2) or more plans that include Code Section 401(m) arrangements are considered one (1) plan for purposes of Code Sections 401(a)(4) or 410(b), the Code Section 401(m) arrangements included in such plans shall be treated as one (1) arrangement.

(c)          For purposes of this Section 5.2, if a Participant who is a Highly Compensated Employee is a Participant under two (2) or more Code Section 401(m) arrangements of an Affiliated Company, all such Code Section 401(m) arrangements shall be treated as one (1) 401(m) arrangement for the purpose of determining the ACP with respect to such Participant, except in the case of a plan that may not be aggregated with this Plan for this purpose under Section 401(m) of the Code and the Treasury Regulations thereunder.

(d)          If neither of the tests described in Section 5.2(a) are met for a Plan Year, the Administration Committee shall identify, in accordance with Code Section 401(m) and the Treasury Regulations thereunder, the Highly Compensated Employee(s) whose Fixed Match Contributions and After-Tax Contributions cause such tests not to be met, as well as the amount of such contributions for each such Eligible Employee that caused the tests not to be met (“Excess Aggregate Contributions”). For purposes hereof, “Excess Aggregate Contributions” means the excess of the aggregate amount of Fixed Match Contributions and After-Tax Contributions made on behalf of a Highly Compensated Employee for a Plan Year over the maximum amount of such contributions permitted under the limitations of Code Section 401(m)(2)(A). Excess Aggregate Contributions are determined by first establishing how much the actual contribution ratio (“ACR”) of the Highly Compensated Employee with the highest ACR would have to be reduced to satisfy the ACP test or cause such ratio to equal the ACR of the Highly Compensated Employee with the next highest ratio. This process is repeated until the ACP test would be satisfied. The amount of Excess Aggregate Contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the Highly Compensated Employee’s compensation.

Fixed Match Contributions and After-Tax Contributions will be reduced only to the extent necessary, in the judgment of the Administration Committee, to comply with the nondiscrimination limitation described in Section 5.2(a). Excess Aggregate Contributions shall be distributed (or forfeited, if not vested) in accordance with Code Section 401(m)(6)(C) to the extent attributable to Fixed Match Contributions and After-Tax Contributions to Highly Compensated Employees on the basis of the respective portion of the excess amount attributable to each of them. Determination of the amount of Excess Aggregate Contributions shall be made after first determining the amount of any Excess Contributions. The distribution or forfeiture of Excess Aggregate Contributions shall be made on the basis of the respective amounts attributable to each Highly Compensated Employee. The Highly Compensated Employees subject to actual distribution or forfeiture are determined using the “dollar leveling method” starting with the Highly Compensated Employee with the greatest dollar amount of such contributions for the Plan Year and continuing until the amount of the Excess Aggregate Contributions has been accounted for.

The amount of any Fixed Match Contribution or After-Tax Contribution on behalf of a Highly Compensated Employee that is subject to the reduction referred to in the preceding sentences (plus any income and minus any loss allocable thereto) shall be designated as an Excess Aggregate Contribution and the Administration Committee shall cause the same to be paid to the Participant (or forfeited, as applicable) as soon as practicable. In allocating income or losses attributable to Excess Aggregate Contributions, the Administration Committee may use any reasonable method otherwise used by the Plan for allocating gains, earnings and losses to Participants’ Accounts generally, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. Income or losses shall not be allocated for the period between the end of the Plan Year and the date of distribution or forfeiture. However, for Plan Years beginning on or after January 1, 2006 and prior to January 1, 2008, income or losses were allocated for the period between the end of the Plan Year and the date of distribution in a manner consistent with the Treasury Regulations under Code Section 401(m).

Any Before-Tax Contributions and/or Roth 401(k) Contributions recharacterized as After-Tax Contributions in order to satisfy the nondiscrimination test of Section 5.1 hereof shall be subject to the nondiscrimination test set forth in Section 5.2(a). Determination of the amount of Excess Aggregate Contributions resulting from application of the foregoing test may be made only after determining the Excess Contributions to be recharacterized as After-Tax Contributions for the Plan Year.

The Administration Committee will use reasonable efforts to distribute or forfeit Excess Aggregate Contributions (plus any income and minus any loss thereon) no later than two and one-half (2½) months after the end of the Plan Year of the contribution, and in no event shall the distribution or forfeiture occur later than twelve (12) months after the end of the Plan Year of the deferral or contribution. A distribution of Excess Aggregate Contributions must be made after the Plan Year in which the excess amounts were contributed. Distributions under this Section may be made without the consent of the Participant or the Participant’s spouse. No liability to any Participating Company shall result from the Participant’s loss of any deferral of taxation for federal or state income purposes, or for interest on any amounts subject to pay reduction elections returned under these provisions.

The Administration Committee may prescribe rules to be applied by a Participating Company in limiting, prospectively, the After-Tax Contributions that may be made on behalf of Participants who are Highly Compensated Employees so that the limitations of this Section are satisfied. As directed by the Administration Committee, a Participating Company shall make adjustments to a Participant’s After-Tax Contributions based on reasonable estimates of Participants’ Testing Compensation for the Plan Year, and/or based on reasonable projections regarding the Plan’s testing results for the Plan Year. A Participant who has filed an election to make After-Tax Contributions, which may not be fully followed by a Participating Company due to adjustments hereunder, shall be notified of such fact within a reasonable period of time. The order of application of limits to After-Tax Contributions shall be determined based on the policies established by the Administration Committee.

5.3	Limitations to Deductibility

In no event may the total amount of contributions of any type made by the Participating Companies under this Plan or any other plan(s) maintained by the Participating Companies exceed the maximum amount allowable as a deduction in computing the taxable income of the Participating Companies for federal income tax purposes. In the event such maximum deduction limit would otherwise be exceeded, the Administration Committee shall prescribe rules for reducing or restricting contributions under this Plan and any other plan(s) maintained by the Participating Companies.

5.4	Limitations on Annual Additions

Notwithstanding anything in the Plan to the contrary, the amounts credited to any person’s Accounts under the Plan shall not exceed the limitations set forth in this Section.

(a)          The annual addition credited to any person’s Accounts as of any date within a Limitation Year may not exceed the lesser of:

(i)        $40,000 (as adjusted under Section 415(d) of the Code); or

(ii)       One hundred percent (100%) of the person’s Testing Compensation (as defined in Section 2.70 of the Plan).

The Testing Compensation limit referred to in (ii) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) that is otherwise treated as an annual addition.

For purposes of the limits set forth in this Section, the definition of “Affiliated Company” shall be modified in accordance with Section 415(h) of the Code. For purposes of applying the limitations of this Section, the annual addition under this Plan and all other defined contribution plans of all Affiliated Companies shall be aggregated, and all such plans shall be considered a single defined contribution plan.

(b)          “Annual addition” means the sum of:

(i)        Company contributions made on behalf of the person with respect to the Limitation Year;

(ii)       forfeitures from the accounts of others allocated to the person with respect to the Limitation Year;

(iii)      Employee contributions made by the person during the Limitation Year, without regard to any rollover contributions, loan repayments or other amounts excluded by Section 1.415(c)-1(b)(3) of the Treasury Regulations; and

(iv)     amounts allocated with respect to the Limitation Year to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by any Affiliated Company, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated with respect to the Limitation Year to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by an Affiliated Company.

Catch-up Contributions and Roth Catch-up Contributions are not part of a Participant’s annual addition. Excess Before-Tax Contributions, excess Roth 401(k) Contributions and excess After-Tax Contributions made by a Participant and distributed as set forth below shall not be treated as part of the Participant’s annual addition. However, Excess Contributions and Excess Aggregate Contributions distributed pursuant to Sections 5.1 and 5.2 shall be treated as part of the Participant’s annual addition. Excess Deferrals shall not be annual additions if distributed by April 15th of the following Plan Year pursuant to Section 5.1.

Restorative payments within the meaning of Section 1.415(c)-1(b)(2)(ii)(C) of the Treasury Regulations are not annual additions.

(c)          “Limitation Year” means the Plan Year.

(d)          If the limitations of this Section would be exceeded with respect to any person for any Limitation Year solely as a result of the annual addition that would be credited to the person’s Accounts under this Plan (without regard to this Subsection), adjustments shall be made to reduce the annual addition to his Accounts for such Limitation Year so as to eliminate such excess. Such adjustments shall be made first by recharacterizing to the extent permissible under federal law any Before-Tax Contributions and Roth 401(k) Contributions as Catch-up Contributions or Roth Catch-up Contributions, as applicable; and second by using the procedures set forth in the IRS’s Employee Plans Compliance Resolution System (or any successor guidance thereto).

(e)          If the limitations of this Section would be exceeded for any person for any Limitation Year because of the combined annual addition under this Plan and one or more other plans of an Affiliated Company (without regard to this Subsection), adjustments shall be made to reduce the annual addition to his Accounts and to his accounts under the other plan(s) for such Limitation Year so as to eliminate such excess. Such adjustments shall be made first, to the extent such person is eligible to make catch-up contributions, by recharacterizing elective deferrals and/or Roth contributions under this Plan and/or the other plan as Catch-up Contributions or Roth Catch-up Contributions, as applicable, to the extent permitted by the relevant plan, and subject to the person’s limitation under Section 414(v) of the Code for the relevant year, with recharacterization occurring first in a manner that will minimize the impact on the Participant’s eligibility for matching contributions and thereafter on a last-in, first-out basis, except that if the other plan includes an ordering rule that is different than the ordering rule set forth in this Subsection, the other plan’s ordering rule shall prevail if expressly required by such other plan, and second by using the procedures set forth in the Employee Plans Compliance Resolution System (or any successor guidance thereto), treating all defined contribution plans as a single plan for purposes of applying the ordering rules set forth therein, and third, on a last-in, first-out basis with respect to this Plan and/or the other plan, provided, however, to the extent that the other plan includes an ordering rule that is different than the ordering rule set forth in this Subsection, the other plan’s ordering rule shall prevail, if expressly required by such other plan.

(f)           All adjustments made pursuant to this Section shall be made in a nondiscriminatory manner. Before-Tax Contributions and Roth 401(k) Contributions recharacterized as Catch-up Contributions and Roth Catch-up Contributions or distributed as excess annual additions shall be disregarded for purposes of calculating such person’s ADP or “Excess Deferrals” as defined above.

(g)          This Section shall be interpreted and applied in a manner consistent with the applicable provisions of Section 415 of the Code and the regulations thereunder, including, but not limited to, the computation of all contributions and benefits made by, on behalf of, or provided for a person. If any provision of this Plan, including this Section, is inconsistent with Section 415 of the Code and such regulations, the provisions of Section 415 of the Code and the regulations shall control.

Article 6
INVESTMENTS AND ACCOUNTING

6.1	Assets Held in Trust

All contributions to the Trust Fund established in connection with the Plan, and all income or other property derived therefrom, shall be held and administered by the Trustee, in trust, in accordance with the provisions of the Trust Agreement established in connection with the Plan.

6.2	Investment Options

(a)          Company Stock Fund. It is the intention of the Company that the Plan allow Participants to invest in the common stock of the Company. To that end, unless the Investment Committee determines that inclusion of the Company Stock Fund as an Investment Fund would not be in keeping with the Investment Committee’s fiduciary duties under ERISA, the Trust Fund shall consist in part of the Company Stock Fund. The “Company Stock Fund” shall be a unitized fund, the assets of which shall at all times be invested exclusively in Company Stock plus, to such limited extent as is determined to be necessary to meet liquidity needs, cash, cash equivalents or similar liquid investments.

In addition, the Trust Fund previously consisted in part of the American Express Company Stock Fund (the “American Express Company Stock Fund”). Upon liquidation of that Fund, American Express Company common stock held in the American Express Company Stock Fund was permitted to be transferred to and may still be held under the Plan’s brokerage investment option.

(b)          Discretionary Funds. The Trust Fund shall consist in part of such funds as the Investment Committee may from time to time establish (the “Discretionary Funds”); provided, however, that the Investment Committee shall not have the discretion to establish a fund that invests primarily in the stock of the Company or the American Express Company. The Investment Committee may, at any time and from time to time, establish and/or remove one or more separate Discretionary Funds, provided that the Investment Committee shall ensure that the Plan’s array of Discretionary Funds satisfies the requirements of Section 401(a)(35) of the Code. Each Discretionary Fund shall, while existing as part of the Trust Fund, be subject to all of the Trust Fund provisions. The total of such separate Investment Funds established by the Investment Committee and existing at any time, plus the Company Stock Fund in accordance with Section 6.2(a), shall comprise the total Trust Fund attributable to Plan Accounts. In addition, the Investment Committee may permit Participants, alternate payees and beneficiaries to direct the investment of all or a portion of their Accounts into mutual funds and such other types of investments as the Investment Committee determines to allow through a so-called “brokerage window” or similar program (a “brokerage investment option”), and shall permit such brokerage investment option to hold American Express Company common stock transferred from the American Express Company Stock Fund. If a brokerage investment option is made available, then it shall be treated for purposes of the Plan as a Discretionary Fund, except that references hereunder to Discretionary Funds, insofar as they pertain to Trust Fund-level accounting and activity, shall be deemed modified (as they relate to any brokerage investment option) to reflect the fact that such option does not involve a commingling of investments, that each Participant, alternate payee or beneficiary may have a different selection of investments thereunder, and that a Participant, alternate payee or beneficiary may elect transfers within such option as well as between such option and other Investment Funds. Furthermore, the Investment Committee shall not be deemed to have oversight responsibilities with respect to the underlying investments in a brokerage account except as required by law. Any brokerage investment option shall be subject to such additional rules as the Investment Committee may prescribe or as shall be set forth in the Trust Agreement.

(c)          Transfers Among Investment Funds. Subject to Section 6.3, each Participant, alternate payee or beneficiary having an interest in the Trust Fund shall be authorized to transfer assets allocated to him or her from one separate Investment Fund to another, and to allocate future contributions to any separate Investment Fund; provided, however, that the Administration Committee may impose reasonable conditions on such transfers in order to address market timing, excessive trading or other administrative concerns. The Plan’s investment process will be administered at all times in a manner that complies with the requirements of Section 401(a)(35) of the Code.

6.3	Investment Directions

Pursuant to such administrative procedures as the Administration Committee or Investment Committee may implement, which may include automated rebalancing processes, all contributions hereunder made by or on behalf of a Participant shall be invested by the Trustee in one or more of the investment options authorized pursuant to Section 6.2 in such proportions as the Participant, alternate payee or beneficiary may direct, except to the extent described in Section 17.6. The Investment Committee shall designate an Investment Fund for the Trustee to invest all contributions for which a Participant, alternate payee or beneficiary fails to provide investment directions to the Trustee. To the extent that a Participant, alternate payee or beneficiary is entitled to direct the Trustee as to the investment of all or a portion of his or her Account among the Investment Funds available under the Plan, or as to the exercise of voting, tender, or other rights appurtenant to the ownership of securities attributable to his or her Account, the Participant, alternate payee or beneficiary shall be acting as a “named fiduciary” within the meaning of Section 403(a)(1) of ERISA. Notwithstanding anything in the Plan to the contrary, if, by reason of the Participant, alternate payee or beneficiary’s exercise of independent control over the assets in his or her Account, a particular transaction satisfies the requirements for relief under Section 404(c) of ERISA, such individual shall not be deemed to be a fiduciary, named or otherwise, with respect to such transaction, and no other person who is otherwise a fiduciary shall be liable for any loss, or by reason of any breach, that results from the individual’s exercise of independent control pursuant to such transaction.

6.4	Income and Expenses of a Fund

Income on the investments in an Investment Fund shall be reinvested by the Trustee in the same Investment Fund. Brokerage commissions, transfer or other taxes, and other charges and expenses that are incurred in connection with the investments of a pooled investment shall be ratably charged to such pooled investment except to the extent paid by a Participating Company. Fees, commissions, and other charges and expenses that are attributable to the Trust as a whole shall be allocated among the Investment Funds in accordance with a uniform policy established by the Trustee.

6.5	Separate Accounting

The Committee shall maintain such necessary sub-accounts as may be required to account for all contributions made and allocated hereunder.

6.6	Valuation of Investment Funds

As of each Valuation Date, the Trustee shall determine, in accordance with a method consistently followed and uniformly applied, the fair market value of each Investment Fund then held under the Plan. Periodically, the Trustee shall advise the Investment Committee of the value.

6.7	Short-Term Investments

The Trustee may temporarily hold contributions made hereunder in cash, in any short-term Investment Fund maintained by the Trustee as approved from time to time by the Investment Committee.

6.8	Effect of Participant Loans

Pursuant to Section 9.8, a designated Participant may borrow from his or her Account(s), and in such event the loan shall be deemed to be a separate investment held for the Participant. Any amount borrowed by a Participant shall reduce the Participant’s interest in the investments in which his or her Account(s) are invested. Payments (principal and interest) made by the Participant with respect to a loan will be invested in accordance with the Participant’s existing investment directions for his or her Account(s) under the Plan.

6.9	Voting of Company Stock and Other Securities

During all times when the Company has a registration-type class of securities, Participants and beneficiaries shall have the right to direct the Trustee as to the voting of any Company Stock allocated to their Accounts under the Plan, with respect to any matter on which such Company Stock is entitled to a vote. Subject to the foregoing, the voting of Company Stock shall be determined in accordance with the provisions of the Trust Agreement and applicable law.

The voting of other investments may be directed by the Investment Committee, by an investment manager, or by the Participants and beneficiaries to whose Accounts such investments are allocated, as specified in the Trust Agreement or by the Investment Committee.

6.10	Purchase of Common Shares

Unless specifically directed by the Investment Committee, common shares of the Company may be purchased by the Trustee for the Company Stock Fund in the open market, or if the Investment Committee so directs, may be purchased directly from the Company. If common shares are purchased directly from the Company, the Trust Fund will pay no more than fair market value for such shares, as determined by the Investment Committee in accordance with rules and procedures established hereunder.

Article 7
VESTING AND ALLOCATION OF FORFEITURES

7.1	Vesting of Before-Tax Contributions, Roth 401(k) Contributions, Catch-up Contributions, Roth Catch-up Contributions, Fixed Match Contributions, Company Stock (Pre-07) Contributions, Prior Vested Company Contributions, Prior Company Contributions, After-Tax Contributions, Unrestricted Matching Contributions, Rollover Contributions, After-Tax Rollover Contributions, Roth 401(k) Rollover Contributions, Roth Conversion Accounts and Qualified Nonelective Contribution Accounts

All amounts allocated to the Accounts of Participants that are attributable to Before-Tax Contributions, Roth 401(k) Contributions, Catch-up Contributions, Roth Catch-up Contributions, After-Tax Contributions, Company Stock (Pre-07) Contributions, Prior Vested Company Contributions, Unrestricted Matching Contributions, Rollover Contributions, After-Tax Rollover Contributions, Roth 401(k) Rollover Contributions, Roth Conversion Accounts and Qualified Nonelective Contribution Accounts shall be one hundred percent (100%) vested.

All amounts allocated to the Accounts of Participants that are attributable to Fixed Match Contributions and Prior Company Contributions shall be vested in accordance with the following schedule:

Years of Service	Percentage
Less than one	0
At least one but less than two	20
At least two but less than three	40
At least three but less than four	60
At least four but less than five	80
Five or more	100

Notwithstanding the foregoing, the Compensation and Benefits Committee of the Board (“CBC”) or its duly appointed delegate, is authorized to accelerate the vesting schedule applicable to such nondiscriminatory Participant group(s) as the CBC or its delegate shall deem appropriate in its discretion.

7.2	One Hundred Percent (100%) Vesting Upon Retirement, Disability or Death

If a Participant’s employment with all Affiliated Companies is terminated as a result of his or her Retirement or Disability under the conditions described in this Section 7.2 or as a result of the Participant’s death, the full amount credited to his or her Account on the Valuation Date coincident with or next following such Retirement, Disability or death shall become one hundred percent (100%) vested and payable to him or her, or his or her beneficiary. The conditions of this Section 7.2 are as follows:

(a)          Retirement. Retirement means the attainment of age sixty-five (65) by a Participant who is an Employee.

(b)          Disability. “Disability” or “Disabled” means a physical or mental condition that renders a Participant eligible for disability benefits under the federal Social Security Act as now enacted or hereinafter amended. As proof of Disability, the Participant must provide the official written determination of Disability by the Social Security Administration to the Administration Committee. Notwithstanding the foregoing, no Participant will be considered to have a Disability unless the Disability commenced while the Participant was an Employee and an official Social Security determination is received by the Administration Committee within two (2) years after the Participant’s last day of eligibility for coverage under the Company’s separate salary continuation benefit; provided, however, that effective for Participants for whom the two-year period has not expired as of October 1, 2014, this deadline may be extended by the Administration Committee (on a nondiscriminatory basis) if Social Security proceedings are still pending at the end of the two- (2) year period, so long as notice of the claimed Disability is provided during the two- (2) year period and a copy of the Social Security determination is provided within sixty (60) days of issuance.

7.3	Allocation of Forfeited Amounts

(a)          Upon termination of employment for any reason other than Retirement, Disability or death, the non-vested amounts allocated to a Participant’s Account shall be treated and disposed of as follows:

(i)        Cash-out of Certain Participants. If the value of the vested portion of such Participant’s Account does not exceed $1,000, the Participant shall receive a single lump sum distribution of the entire vested portion of such Account and the portion that is not vested shall be treated as a forfeiture at the time the distribution is made to the Participant. Forfeited amounts shall be used to reduce Plan expenses or to reduce the Participating Companies’ obligation to make Fixed Match Contributions (or, to the extent applicable, to restore previously forfeited balances for rehired Participants). For purposes of this Section, if the value of the vested portion of a Participant’s Account is zero (0), the Participant shall be deemed to have received a distribution of such vested Account.

(ii)       Participants who Elect to Receive Distributions. If such Participant elects to receive a distribution, in accordance with Article 8, of the value of the vested portion of his or her Account derived from all contributions, the portion that is not vested shall be treated as a forfeiture at the time the distribution is made to the Participant. Forfeited amounts shall be used to reduce Plan expenses or to reduce the Participating Companies’ obligation to make Fixed Match Contributions (or, to the extent applicable, to restore previously forfeited balances for rehired Participants).

(iii)      Restoration of Forfeitures. If such Participant resumes employment covered under this Plan before incurring a Termination Period of five (5) consecutive years or more, the amount of forfeiture shall be restored to the Participant’s Account upon resumption of covered employment by the Participant as soon as administratively practicable. Restoration of forfeitures hereunder shall come first from any unallocated forfeiture amounts and, secondly, from Company contributions.

(iv)      Participants Who Do Not Receive Distributions. If such Participant does not receive a distribution, the value of the portion of the Participant’s Account that is non-vested will remain in the Account of the Participant until such time as the Participant has incurred a Termination Period consisting of five (5) consecutive one-year periods, at which time the non-vested portion will be forfeited and used to reduce Plan expenses or to reduce the Participating Companies’ obligation to make Fixed Match Contributions (or, to the extent applicable, to restore previously forfeited balances for rehired Participants).

(v)      Restored Forfeitures. If the forfeited portion of a Participant’s Account is restored as provided in Section 7.4(a)(iii), the amount allocated to a Participant’s Account that is attributable to Fixed Match Contributions and Prior Company Contributions shall become vested in the Participant in accordance with the provisions of Section 7.1.

(b)          Rules Regarding Post-Severance Service Credit. Generally, service credit stops at the time of cessation of active employment. However, individuals who were Participants as of the first pay date on or after March 1, 2010 and who receive serial severance pay will be given credit towards Years of Service, solely for purposes of vesting and not for any other purpose hereunder.

7.4	Vesting After Transfer

Notwithstanding any other provision of the Plan, in the case of a Participant whose interest in the Trust Fund includes a non-vested allocated interest in assets transferred to or merged into the Plan pursuant to Section 14.4, such Participant shall become vested in such non-vested amount on the earlier of (a) the date such Participant would have become vested in such amount under the terms of the plan from which such assets were transferred, had service with the Participating Company been credited under such plan or (b) the date such Participant would become vested in such amount under the terms of this Plan.

7.5	Termination of Plan

Notwithstanding any provision of the Plan to the contrary, if the Plan is terminated or if contributions to the Plan are completely discontinued for a prolonged period, all Accounts shall become or continue to be one hundred percent (100%) vested. The Trust shall be valued as of the date of such termination or discontinuation and, after crediting any increase or charging any decrease to all Accounts then existing in the manner provided in Article 6, the Trustee shall hold or distribute the full amount then credited to each Account as provided in Article 8.

Article 8
DISTRIBUTION OF BENEFITS

8.1	Distribution Options Upon Retirement or Disability

In addition to the withdrawal provisions of Article 9, if a person ceases to be an active Participant by reason of his or her Retirement or Disability under the conditions described in Section 7.2, the Administration Committee shall direct the Trustee to value his or her interest in the Trust Fund as of the Valuation Date coincident with or next following such event, and make distribution of the value of such interest to such former Participant in a single lump sum distribution consisting of (a) cash (b) mutual fund shares held under a brokerage investment option (if permitted by the mutual fund and such brokerage investment option), (c) common shares of the Company or American Express Company, or (d) any combination of the foregoing in such proportions as the Participant may designate, provided that fractional common shares shall always be paid in cash and that, in the absence of a Participant’s designation, such payment shall be made only in cash. Nothing herein prevents a Participant who has not yet reached his or her required beginning date from taking a partial withdrawal under Article 9 for which he or she otherwise qualifies.

8.2	Commencement of Distributions

Subject to Section 8.7, Participants, alternate payees and beneficiaries shall be entitled to elect payment of benefits under the Plan no later than the sixtieth (60th) day after the end of the Plan Year in which occurs the latest of:

(a)          the earlier of his or her Retirement or the date he or she attains age sixty-five (65);

(b)          the tenth (10th) anniversary of the date he or she commenced participation in the Plan; or

(c)          the date he or she separates from active service as an employee.

Notwithstanding any other provision of the Plan with respect to the time for making a distribution under the Plan, if an individual ceases to be an active Participant, and he or she does not elect a distribution, distribution of such Participant’s entire Account shall automatically be made at his or her required beginning date as defined in Section 8.7. The Administration Committee may establish an earlier deadline for payment to some or all individuals (determined on a uniform and non-discriminatory basis) scheduled to reach their required beginning dates by the following April 1st.

In keeping with the Worker, Retiree and Employer Recovery Act, with respect to the 2009 required minimum distribution, the Plan did not make payment unless payment was requested by the Participant. A Participant or beneficiary who requested a rollover of payments that were made was permitted to make a rollover, assuming all other applicable rollover requirements were satisfied.

8.3	Distribution at Death

If a person ceases to be a Participant by reason of his or her death or if the Trustee holds any unpaid balance of the amount due a former Participant pursuant to Section 8.1 or 8.5 at the death of such former Participant, the Administration Committee shall direct the Trustee to pay such amount or the unpaid balance thereof, determined as of the date of distribution, net any loss or gain, as the case may be, to the Participant’s designated beneficiary, as described in Article 11. Payment shall be made in the form of a lump sum consisting of (a) cash, (b) mutual fund shares held under a brokerage investment option (if permitted by the mutual fund and such brokerage investment option), (c) common shares of the Company or American Express Company, or (d) any combination of the foregoing in such proportions as the beneficiary may designate, provided that fractional common shares shall always be paid in cash and that, in the absence of a beneficiary’s designation, such payment shall be made only in cash. Payment must be made no later than the date required under Section 8.7 or, if earlier, the latest date to which the Participant could have deferred distribution if living.

8.4	Termination of Employment

A Participant will not be deemed to have terminated employment for purposes of receiving a distribution hereunder unless such Participant has terminated employment with all Affiliated Companies. Unless a spin-off of Plan assets and liabilities in accordance with Section 414(l) of the Code occurs with respect to such transaction, if an Affiliated Company exits from a controlled group of corporations as defined in Section 2.6, a Participant employed with such Affiliated Company shall be considered to have terminated employment for purposes of receiving a distribution.

8.5	Commencement of Distribution Upon Termination of Employment

If a person ceases to be an active Participant in the Plan in accordance with Section 8.4 and is terminated for any reason other than one of those described in Section 8.1 or 8.3, the amount payable to him or her shall be determined by valuing his or her interest in the Trust Fund as of the Valuation Date coincident with or next following the day on which termination of active participation occurred and by applying the vesting and forfeiture provisions of Article 7. The amount of the distribution shall be determined by valuing his or her interest in the Trust Fund as of the Valuation Date coincident with the payment date and shall be paid to the Participant in a single lump sum distribution consisting of (a) cash, (b) mutual fund shares held under a brokerage investment option (if permitted by the mutual fund and such brokerage investment option), (c) common shares of the Company or American Express Company, or (d) any combination of the foregoing in such proportions as the Participant may designate, provided that fractional common shares shall always be paid in cash and that, in the absence of the Participant’s designation, such distribution shall consist only of cash. Nothing herein prevents a Participant who has not yet reached his or her required beginning date from taking a partial withdrawal under Article 9 for which he or she otherwise qualifies.

Subject to Section 8.7, such distribution may be made following the date of termination of active participation in the Plan as elected by the Participant; provided, however, that if the vested portion of the amount credited to such Participant’s account exceeds $1,000 as of such Valuation Date, and if such Participant has not otherwise elected in accordance with procedures established by the Administration Committee to have such distribution made following the date of termination of active participation in the Plan, (a) distribution shall be on the date the Participant attains his or her required beginning date (as defined in Section 8.7, and subject to the Administration Committee’s authority to establish an annual payment deadline for individuals scheduled to reach their required beginning dates on the following April 1st); and (b) pending such distribution, the former Participant’s Account balance will not be available for Plan loans.

In the event that the former Participant should die following termination of participation prior to payment under this Section 8.5, the Administration Committee shall pay or apply such amount to or for the benefit of the former Participant’s beneficiary as provided in Sections 8.3 and 8.7.

8.6	Election of Form of Payment

The Administration Committee shall cause a distribution pursuant to Sections 8.1, 8.3 or 8.5 to be made in a lump sum as set forth in those Sections.

8.7	Required Commencement of Distributions

This Section sets forth certain rules which apply to all distributions from the Plan. Other provisions of this Plan establish additional rules with which specified distributions must comply. In the event of any conflict between rules set forth in this Plan, making compliance with both rules impossible, the rule shall control which requires the earliest distribution(s) to be made from the Plan.

(a)          All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code. However, nothing in this Plan shall be construed as revoking any election made by a Participant before January 1, 1984, under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) as to the timing or method of distributions, except any such election shall not be effective unless the spouse of such person consents, in the form and manner prescribed by the Administration Committee, to such method or beneficiary in any circumstance where such spousal consent is necessary. Any such consent must satisfy the requirements set forth in Section 11.1 hereof. Accordingly, notwithstanding the other provisions of this Plan, distributions may be made under a designation made before January 1, 1984, in accordance with TEFRA and related provisions of the Plan.

(b)          The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date (as defined herein).

(c)          If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)        If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70½), if later.

(ii)       If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)      If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. For this purpose, 2009 will be disregarded pursuant to the Worker, Retiree and Employer Recovery Act of 2008.

(iv)     If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 8.7(c), other than Section 8.7(c)(i), will apply as if the surviving spouse were the Participant.

(v)      If a Participant or designated beneficiary so elects, distribution to the designated beneficiary will not be required to begin by December 31 of the calendar year immediately following the calendar year in which the Participant dies, but in that event the Participant’s entire interest must be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. The election must be made no later than September 30 of the calendar year following the calendar year of death. Failure to request a distribution by September 30 of the calendar year following the calendar year of death will be deemed an election to have this rule apply.

For purposes of this Section 8.7(c) and Section 8.7(f), unless Section 8.7(c)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 8.7(c)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 8.7(c)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 8.7(c)(i)), the date distributions are considered to begin is the date distributions actually commence.

(d)          Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 8.7(e) and (f). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

(e)          During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year. Notwithstanding the foregoing, if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the minimum amount will be the lesser of the quotient obtained under the previous sentence and the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year. Required minimum distributions will be determined under this Section 8.7(e) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(f)           After a Participant’s death, distributions will be determined as follows:

(i)        If the Participant dies on or after the date distributions begin, distributions will be determined as follows:

(a)      If there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1)   The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)   If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)   If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b)      If there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)         If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 8.7(f)(i). If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 8.7(c)(i), this Section 8.7(f)(ii) will apply as if the surviving spouse were the Participant.

(g)          For purposes of this Section 8.7, the following definitions will apply:

(i)        A “designated beneficiary” is the individual who is designated as the beneficiary under Section 11.1 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4, Q&A-4, of the Treasury Regulations.

(ii)       A “distribution calendar year” is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 8.7(c). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)      “Life expectancy” means the life expectancy computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(iv)      “Participant’s Account balance” means the Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)       “Required beginning date” means April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age seventy and one-half (70½) or (b) the calendar year in which the Participant retires, except that subclause (b) shall not apply, in the case of an Eligible Employee who is a five percent (5%) owner (as defined in Code Section 416) with respect to the Plan Year ending in the calendar year in which the Eligible Employee attains age seventy and one-half (70½).

8.8	Missing Persons/Outstanding Checks

If, prior to the issuance of a check and after reasonable efforts to locate a missing Participant, alternate payee, or his or her beneficiary, the Administration Committee is unable to locate the Participant, alternate payee, or beneficiary, then the distributable amount will be held in the Plan until the Participant, alternate payee, or beneficiary is located; provided, however, that the Administration Committee may instead direct, on a uniform and nondiscriminatory basis, that any amount which cannot be paid because a payee cannot be located may, after the date that payment is required by law or the terms of the Plan, be treated like a forfeiture under the Plan.

If a check has been issued and is outstanding and the Administration Committee has been unable to locate the endorsee after reasonable efforts have been made to do so, then the amount of the check will be treated, unless otherwise directed by the Administration Committee, as a forfeiture under the Plan.

If a Participant, alternate payee, or beneficiary is located subsequent to the forfeiture of the account, the benefit will be reinstated without any investment gains or losses from the date of the forfeiture. The reinstatement will not be treated as an annual addition under Section 415 of the Code. If the Plan is joined as a party to escheat proceedings involving a forfeited amount, the Plan will comply with the final judgment as if it were a claim filed by the former Participant, alternate payee, or beneficiary and will make payment in accordance with the judgment, to the extent permitted by law.

If the Plan does not have a forfeiture account, one shall be established. At the end of each Plan Year any forfeiture account established under this Section shall be used in accordance with the Plan provisions regarding forfeitures under Article 7.

8.9	Rules Relating to Eligible Rollover Distributions

(a)          General Rule. If a “distributee” of any “eligible rollover distribution” elects to have such eligible rollover distribution paid directly to an “eligible retirement plan,” and specifies the eligible retirement plan to which such eligible rollover distribution is to be paid (in such form and at such time as the Administration Committee may prescribe) such eligible rollover distribution shall be made in the form of a “direct rollover” to the eligible retirement plan so specified by the distributee. The Administration Committee may require (on a non-discriminatory basis) that eligible rollover distributions to the distributee for the year be expected to be at least $200 in order for the distributee to be entitled to elect a direct rollover.

(b)          Definitions.

(i)        “Distributee” includes the Participant. In addition, the Participant’s surviving spouse, and the Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse, and a non-spousal beneficiary is a distributee with respect to the interest of such non-spousal beneficiary, provided the non-spousal beneficiary is an individual or qualifying trust or otherwise permitted by law to roll over a Plan distribution.

(ii)       “Eligible rollover distribution” is any distribution of all or any portion of the vested balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution; Code Section 401(k) elective deferrals that are returned as a result of the Code Section 415 limitations; corrective distributions of excess contributions and excess deferrals under qualified cash or deferred arrangements and corrective distributions of excess aggregate contributions together with the income allocable to these corrective distributions; loans treated as distributions under Code Section 72(p) and not exempted by Section 72(p)(2); loans in default that are deemed distributions; dividends paid on employer securities as described in Code Section 404(k); the cost of life insurance coverage (P.S. 58 costs); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), except as provided in the next paragraph.

To the extent applicable, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Sections 408(a) or (b) of the Code, to a Roth individual retirement account described in Section 408A of the Code, or to a qualified plan described in Sections 401(a) or 403(a) of the Code or a tax-deferred annuity described in Section 403(b) of the Code, that agrees to account separately for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Furthermore, the portion of a distribution attributable to designated Roth contributions (if any) and designated Roth catch-up contributions (if any) and converted Roth amounts (if any) is an eligible rollover distribution to the extent it is rolled over to an eligible retirement plan permitted to accept designated Roth contributions.

(iii)      “Eligible retirement plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, a Roth individual retirement account described in Section 408A of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan. This definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

A qualifying beneficiary other than a surviving spouse or a spousal alternate payee can make a direct rollover to an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code or a Roth individual retirement account described in Section 408A of the Code which will be treated as an inherited individual retirement account or annuity, all in accordance with the Pension Protection Act of 2006.

Notwithstanding the foregoing paragraphs, if any portion of an eligible rollover distribution is attributable to payments or distributions from designated Roth contributions (if any), designated Roth catch-up contributions (if any), and Roth conversion amounts, including applicable earnings, an “eligible retirement plan” shall include only those designated Roth accounts and Roth individual retirement accounts permitted to receive such a rollover by the distributee.

8.10	Distributions Under Qualified Domestic Relations Orders

The Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his or her earliest retirement age under the Plan.

Distribution to an alternate payee shall be made in a lump sum in cash; provided, however, an alternate payee may elect to receive such payment in kind or a combination of cash and in kind, to the extent allowed under the investment option. Such election and payment shall be made in accordance with the provisions of Article 8. A distribution to an alternate payee prior to the Participant’s attainment of earliest retirement age is available only if: (a) the order authorizes distribution at that time; and (b) if the present value of the alternate payee’s benefits under the Plan exceeds $1,000 and the order requires such consent, the alternate payee consents to any distribution occurring prior to the Participant’s attainment of earliest retirement age. Nothing in this Section permits a Participant a right to receive distribution at a time otherwise not permitted under the Plan. For the purposes of this Section, “alternate payee,” “qualified domestic relations order,” and “earliest retirement age” shall have the meanings set forth under Section 414(p) of the Code.

Article 9
WITHDRAWALS AND LOANS

9.1	Withdrawals of After-Tax Contributions

Upon notice, in such form as may be approved by the Administration Committee, to the Administration Committee (which notice shall be irrevocable), a Participant shall be entitled to withdraw as of the Valuation Date following receipt of such notice, all or part of that portion of his or her Account under the Plan as of such Valuation Date attributable to his or her After-Tax Contributions as provided below in this Section 9.1. In no event shall any such withdrawal be permitted more than once in any Plan Year, or in an amount that is less than $100. Such withdrawal shall be deemed to have been made first, from the Participant’s After-Tax Rollover Contributions, as determined under Section 9.1(a); second, from the Participant’s pre-1987 After-Tax Contributions, as determined under Section 9.1(b); third, from the Participant’s post-1986 After-Tax Contributions and the earnings attributable thereto as determined under Section 9.1(c); and fourth, from the earnings on the Participant’s pre-1987 After-Tax Contributions as determined under Section 9.1(d); provided, however, that amounts attributable to these contributions but held in Roth Conversion Accounts shall be accessible as provided in Section 9.1(e) below.

Amounts withdrawn pursuant to this Section shall be paid in a single distribution consisting of (a) cash, (b) common shares of the Company or American Express Company to the extent allocable to the Participant’s Account, or (c) a combination of the foregoing (it being intended that to the extent required by the Plan’s administrative process, a Participant requesting payment in the form of common shares of the Company must elect to have the full amount of each affected Account (to the extent covered by the withdrawal request) allocable to common shares of the Company paid in such common shares, and a Participant requesting payment in the form of common shares of American Express Company must elect to have the full amount of each affected Account (to the extent covered by the withdrawal request) allocable to common shares of American Express Company paid in such common shares), provided that fractional common shares shall always be paid in cash and that, in the absence of a Participant’s designation, such payment shall be made only in cash.

(a)          Withdrawal of After-Tax Rollover Contributions. A Participant shall be entitled to withdraw all or part of an amount credited to his or her After-Tax Rollover Contribution Account.

(b)          Withdrawal of Pre-1987 Eligible Employee Contributions. A Participant shall be entitled to withdraw all or part of an amount credited to his or her Account under the Plan attributable to his or her pre-1987 After-Tax Contributions, which shall not exceed the lesser of: (i) the aggregate dollar amount of his or her pre-1987 After-Tax Contributions, reduced by any portion thereof previously withdrawn by him, or (ii) the fair market value of that portion of his or her account under the Plan then attributable to his or her pre-1987 After-Tax Contributions. No withdrawal shall be made under this Section 9.1(b) unless the total amount available for withdrawal under Section 9.1(a) has been previously withdrawn or is to be currently withdrawn.

(c)          Withdrawal of Post-1986 After-Tax Contributions and the Earnings Attributable Thereto. A Participant shall be entitled to withdraw all or part of an amount credited to his or her Account under the Plan attributable to his or her post-1986 After-Tax Contributions and the earnings attributable thereto, which shall not exceed the lesser of: (i) the aggregate dollar amount of his or her post-1986 After-Tax Contributions and the earnings attributable thereto, reduced by any portion of such contributions previously withdrawn by him, or (ii) the fair market value of that portion of his or her Account under the Plan then attributable to his or her post-1986 After-Tax Contributions and the earnings attributable thereto. No withdrawal shall be made under this Section 9.1(c) unless the total amounts available for withdrawal under Section 9.1(a) and 9.1(b), respectively, have been previously withdrawn or are to be currently withdrawn.

(d)          Withdrawal of the Earnings Attributable to Pre-1987 After-Tax Contributions. A Participant shall be entitled to withdraw all or part of an amount credited to his or her Account under the Plan attributable to earnings on his or her pre-1987 After-Tax Contributions, subject to the following: No withdrawal shall be made under this Section 9.1(d), unless the total amounts available for withdrawal under Section 9.1(a) and 9.1(b) and 9.1(c), respectively, have been previously withdrawn or are to be currently withdrawn.

(e)          Amounts held in the Roth Conversion Accounts that are attributable to any of the foregoing Accounts may be withdrawn under this Section after all amounts remaining in all accessible non-Roth Accounts have been withdrawn, with amounts being withdrawn from such Roth Conversion Accounts in the same order as the original Accounts are set forth in this Section 9.1.

9.2	Withdrawals of Unrestricted Matching Contributions Allocated Under Prior AMEX Plan on or Before June 30, 1994

Any person who has been a Participant in the Plan for at least sixty (60) months and who received an allocation of Unrestricted Matching Contributions under the Prior AMEX Plan, shall be entitled to withdraw as of any Valuation Date, his or her vested interest in the Trust Fund which is attributable to such Unrestricted Matching Contributions allocated on or before June 30, 1994. Such withdrawal shall not occur more than once in any Plan Year, or in an amount which is less than $100. Such distribution shall not exceed the lesser of: (a) the aggregate dollar amount of his or her vested interest in the Trust Fund which is attributable to such Unrestricted Matching Contributions allocated to his or her Unrestricted Matching Contribution Account on or before June 30, 1994, reduced by any portion thereof previously withdrawn by him or her, or (b) the fair market value of that portion of his or her Account under the Plan then attributable to his or her vested interest in the Trust Fund which is attributable to such matching contributions allocated to his or her Unrestricted Matching Contribution Account on or before June 30, 1994. Amounts held in the Roth Conversion Account which is attributable to the Unrestricted Matching Contribution Account may be withdrawn under this Section after all amounts remaining in the Unrestricted Matching Contribution Account have been withdrawn. Amounts withdrawn pursuant to this Section shall be paid in a single distribution consisting of (a) cash, or (b) common shares of the Company or American Express Company to the extent allocable to the Participant’s Account, or (c) a combination of the foregoing (it being intended that to the extent required by the Plan’s administrative process, a Participant requesting payment in the form of common shares of the Company must elect to have the full amount of each affected Account (to the extent covered by the withdrawal request) allocable to common shares of the Company paid in such common shares, and a Participant requesting payment in the form of common shares of American Express Company must elect to have the full amount of each affected Account (to the extent covered by the withdrawal request) allocable to common shares of American Express Company paid in such common shares), provided that fractional common shares shall always be paid in cash and that, in the absence of a Participant’s designation, such payment shall be made only in cash.

9.3	Age 59 ½ and Hardship Withdrawals

In no event shall any withdrawal under this Section 9.3 occur more than once in any Plan Year, or be permitted in an amount that is less than $100.

(a)          Age 59½ Withdrawals. Upon furnishing the Administration Committee proof of the attainment of age fifty-nine and one-half (59½), the Participant may make a withdrawal in accordance with paragraph (i) and/or (ii) below. Amounts withdrawn pursuant to this Section shall be paid in a single distribution consisting of (a) cash, (b) common shares of the Company or American Express Company to the extent allocable to the Participant’s Account, or (c) a combination of the foregoing (it being intended that to the extent required by the Plan’s administrative process, a Participant requesting payment in the form of common shares of the Company must elect to have the full amount of each affected Account (to the extent covered by the withdrawal request) allocable to common shares of the Company paid in such common shares, and a Participant requesting payment in the form of common shares of American Express Company must elect to have the full amount of each affected Account (to the extent covered by the withdrawal request) allocable to common shares of American Express Company paid in such common shares), provided that fractional common shares shall always be paid in cash and that, in the absence of a Participant’s designation, such payment shall be made only in cash.

(i)        A Participant shall be entitled at any time, but not more often than once in any Plan Year, to withdraw, as of any Valuation Date, all or any part of the vested portion of his or her Accounts attributable to the following contribution Accounts in the following hierarchical order, effective as of October 3, 2017:

(a)   Rollover Contribution Account;

(b)   Unrestricted Matching Contribution Account;

(c)   Prior Vested Company Contribution Account

(d)   Fixed Match Contribution Account;

(e)   Qualified Nonelective Contribution Account;

(f)    Prior Company Contribution Account;

(g)   Company Stock (Pre-07) Contribution Account;

(h)   After-Tax Rollover Contribution Account;

(i)     Before-Tax Contribution Account including Catch-up Contributions;

(j)     Pre-1987 After-Tax Contribution Account; and

(k)   Post-1986 After-Tax Contribution Account.

(ii)       In addition to or instead of electing a withdrawal under paragraph (i), a qualifying Participant shall be entitled at any time, but not more often than once in any Plan Year, to withdraw, as of any Valuation Date, all or any part of his or her: (1) Roth 401(k) Contribution Account (including Roth Catch-up Contributions), (2) Roth 401(k) Rollover Contribution Account, and (3) Roth Conversion Accounts, with the hierarchy of Roth Conversion Accounts from which the withdrawal will be made to be the same order set forth in Section 9.3(a)(i).

(b)          Hardship Withdrawals. A Participant may apply to the Administration Committee on the basis of hardship to withdraw as of any Valuation Date, in cash, all or a portion of the vested portion of his or her Account attributable to contributions in the following hierarchical order, effective as of October 3, 2017:

(i)        Rollover Contribution Account;

(ii)      Prior Vested Company Contribution Account;

(iii)     Fixed Match Contribution Account;

(iv)     Prior Company Contribution Account;

(v)      Before-Tax Contribution Account (including Catch-up Contributions) (excluding earnings attributable thereto for periods after December 31, 1988);

(vi)     Roth 401(k) Contribution Account (including Roth Catch-up Contributions) (excluding earnings attributable thereto);

(vii)    Roth 401(k) Rollover Contribution Account; and

(viii)   amounts in the Roth Conversion Accounts that are attributable to amounts that would be distributable hereunder if still in their original Accounts (in the same order as the original Accounts).

(ix)      The Administration Committee shall approve such application only to relieve an immediate and heavy financial need of the Participant (including his or her spouse or any dependent), not in excess of the amount required to relieve such financial need, and only if, and to the extent, such need cannot be satisfied from other resources reasonably available to him or her (including assets of his or her spouse and minor children reasonably available to him or her). The amount of such an immediate and heavy financial need may include any amounts necessary to pay any federal, state, local or foreign income taxes or other taxes or penalties or interest reasonably anticipated to result from the withdrawal

(x)       In making a determination whether to approve any such application, the Administration Committee may require the Participant to submit such proof as to the existence of such financial need as the Administration Committee shall deem necessary or advisable. For purposes of this Section, an immediate and heavy financial need may include: (a) unreimbursed medical, dental or vision expenses of the Participant or the Participant’s immediate family (by blood, marriage or adoption); (b) the purchase or construction of a principal residence (excluding mortgage payments) of the Participant; (c) rent, mortgage or other payments needed to prevent the eviction from or the foreclosure on the mortgage of a principal residence of the Participant; (d) the tuition and related educational fees, including room and board, for the next twelve (12) months of post-secondary education of the Participant, spouse, or dependent children; (e) funeral expenses of members of a Participant’s immediate family (by blood, marriage or adoption); (f) amounts required to purchase or repair the car used as the Participant’s primary means of transportation to and from work, and (g) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (without regard to whether the loss exceeds ten percent (10%) of adjusted gross income).

(xi)      In determining whether a distribution is necessary to satisfy such financial need, the Administration Committee reasonably may rely upon the Participant’s representation that the need cannot be satisfied from other resources reasonably available to him or her. For this purpose, the Administration Committee shall accept the Participant’s representation that such financial need cannot be relieved (a) through reimbursement or compensation by insurance or otherwise, (b) by reasonable liquidation of assets, to the extent such liquidation would not itself cause a financial need, (c) by cessation of all Before-Tax Contributions, Roth 401(k) Contributions, Catch-up Contributions and Roth Catch-up Contributions under the Plan, (d) by other distributions or withdrawals (other than on account of hardship) or nontaxable (at the time of the loan) loans from this Plan and all other plans maintained by the Company or from any other plan maintained by any other employer in which the Participant participates, or (e) by borrowing from commercial sources on reasonable commercial terms, unless the Administration Committee has actual knowledge to the contrary. For this purpose, a Participant who participates in the employee stock ownership plan (the “ESOP”) must elect to receive a dividend distribution on Company stock under the ESOP to the extent currently available and such dividend distribution shall be treated as a distribution under a plan maintained by the Company to the extent such dividend is currently available to the Participant. Hardship withdrawal requests will be approved in accordance with uniform and nondiscriminatory procedures established by the Administration Committee.

(xii)     No withdrawal shall be made under this Section 9.3(b) unless any amounts available for withdrawal or distribution under other sections of the Plan have already been withdrawn or are to be currently withdrawn.

9.4	Withdrawals for Terminated Participants Who Have Attained Age 55

A Participant who has terminated employment with all Affiliated Companies and who (before or after terminating employment) has attained age 55 may, prior to attaining age 59½ and only so long as his employment remains terminated and no more than once a Plan Year, request a partial payment (minimum $100) of the portion of his or her vested Account balance attributable to one or more of the Accounts listed below. Any distribution under this Section 9.4 shall consist of (a) cash, (b) common shares of the Company or American Express Company to the extent allocable to the Participant’s Account, or (c) a combination of the foregoing (it being intended that to the extent required by the Plan’s administrative process, a Participant requesting payment in the form of common shares of the Company must elect to have the full amount of each affected Account (to the extent covered by the withdrawal request) allocable to common shares of the Company paid in such common shares, and a Participant requesting payment in the form of common shares of American Express Company must elect to have the full amount of each affected Account (to the extent covered by the withdrawal request) allocable to common shares of American Express Company paid in such common shares), provided that fractional common shares shall always be paid in cash and that, in the absence of a Participant’s designation, such payment shall be made only in cash. Any withdrawal of non-Roth Accounts under this Section shall be made from the following Accounts in the order shown, effective as of October 3, 2017:

(a)          Rollover Contribution Account;

(b)          Unrestricted Matching Contribution Account;

(c)          Prior Vested Company Contribution Account;

(d)          Fixed Match Contribution Account;

(e)          Qualified Nonelective Contribution Account;

(f)           Prior Company Contribution Account;

(g)          Company Stock (Pre-07) Contribution Account;

(h)          Before-Tax Contribution Account (including Catch-up Contributions);

(i)           After-Tax Rollover Contribution Account;

(j)           Pre-1987 After-Tax Contribution Account;

(k)          Post-1986 After-Tax Contribution Account;

A withdrawal of Roth contributions under this Section shall be made from the following Accounts in the order shown:

(a)          Roth 401(k) Contribution Account (including Roth Catch-up Contributions);

(b)          Roth 401(k) Rollover Contribution Account; and

(c)          Amounts held in the Roth Conversion Accounts, with the hierarchy of Roth Conversion Accounts from which the withdrawal will be made to be the order set forth in this Section 9.4.

9.5	Withdrawals from Rollover Accounts.

Upon notice, in such form as may be approved by the Administration Committee, to the Administration Committee (which notice shall be irrevocable), a Participant who has a Rollover Contribution Account and/or Roth 401(k) Rollover Contribution Account, and/or who has a Roth Conversion Account with amounts attributable to one or both of the foregoing, shall be permitted to withdraw, as of the Valuation Date following receipt of such notice, all or part of those Accounts (with withdrawals made in the following order: (i) the Rollover Contribution Account; (ii) amounts in the Roth Conversion Account attributable to the Rollover Contribution Account, and (iii) the Roth 401(k) Rollover Contribution Account), but no more than once in any Plan Year. Except with respect to withdrawals from the portion (if any) of a Participant’s Rollover Contribution Account that is attributable to the Rollover Contribution Account under the American Express Legacy Savings Plan, in no event shall a withdrawal under this Section be permitted in an amount that is less than $100.

Any distribution under this Section 9.5 shall consist of (a) cash, (b) common shares of the Company or American Express Company to the extent allocable to the Participant’s Account, or (c) a combination of the foregoing (it being intended that to the extent required by the Plan’s administrative process, a Participant requesting payment in the form of common shares of the Company must elect to have the full amount of each affected Account (to the extent covered by the withdrawal request) allocable to common shares of the Company paid in such common shares, and a Participant requesting payment in the form of common shares of American Express Company must elect to have the full amount of each affected Account (to the extent covered by the withdrawal request) allocable to common shares of American Express Company paid in such common shares), provided that fractional common shares shall always be paid in cash and that, in the absence of a Participant’s designation, such payment shall be made only in cash.

9.6	Military Leave Withdrawals

The following special withdrawal options pertain to Participants on military leave. However, in no event shall either withdrawal under this Section 9.6 occur more than once in any Plan Year, or be permitted in an amount which is less than $100. Any distribution under this Section 9.6 shall consist of (a) cash, (b) common shares of the Company or American Express Company to the extent allocable to the Participant’s Account, or (c) a combination of the foregoing (it being intended that to the extent required by the Plan’s administrative process, a Participant requesting payment in the form of common shares of the Company must elect to have the full amount of each affected Account (to the extent covered by the withdrawal request) allocable to common shares of the Company paid in such common shares, and a Participant requesting payment in the form of common shares of American Express Company must elect to have the full amount of each affected Account (to the extent covered by the withdrawal request) allocable to common shares of American Express Company paid in such common shares), provided that fractional common shares shall always be paid in cash and that, in the absence of a Participant’s designation, such payment shall be made only in cash

(a)          A Participant who is currently employed and by reason of being a reservist or member of the National Guard is called to active duty for a period in excess of 179 days may elect to receive a qualified reservist distribution of Before-Tax Contributions, Roth Contributions, Catch-up Contributions and Roth Catch-up Contributions while on active duty. Amounts held in the Roth Conversion Account that are attributable to a Participant’s Before-Tax Contributions, Roth Contributions, Catch-up Contributions and Roth Catch-up Contributions shall be accessible under this Section after all amounts remaining in the Participant’s Before-Tax Contribution Account and Roth 401(k) Contribution Account have been withdrawn. Such a distribution shall be made as soon as practicable after the Participant files his or her election.

(b)          An Employee on Military Leave will be considered to have severed from employment for purposes of this Plan in accordance with the Heroes Earnings Assistance and Relief Tax Act of 2008 following 30 days of active duty, and shall be permitted to elect a distribution of all or any portion of his Before-Tax Contribution Account, Roth 401(k) Contribution Account, Company Stock (Pre-07) Contribution Account, and/or Qualified Nonelective Contribution Account, and any portion of his Roth Conversion Account attributable to such sources, in the order established by the Administration Committee. If an Employee takes a distribution, his or her Before-Tax Contributions, Roth 401(k) Contributions, Catch-up Contributions, Roth 401(k) Catch-up Contributions and After-Tax Contributions will be suspended for six months from the date of the distribution as required by the HEART Act, but this paragraph shall not otherwise affect any right the Employee may have under the Plan and the Participating Company’s military leave policy to make contributions to the Plan or receive contributions hereunder.

9.7	Timing of Payment

Unless otherwise required by applicable law, any withdrawal under this Article 9 shall be paid to the Participant as soon as practicable following approval of the Participant’s request by the Administration Committee.

9.8	Loans

The Administration Committee has the power to establish, interpret and administer a uniform and nondiscriminatory loan program that the Trustee must observe in making loans, if any, to active Participants and other parties in interest. Such individuals shall be eligible for loans pursuant to such uniform and nondiscriminatory loan program. Such loan program shall be evidenced by a written document separate from the Plan and Trust and shall include: (a) the identity of the person or positions authorized to administer the loan program; (b) a procedure for applying for the loan; (c) the criteria for approving or denying a loan; (d) the limitations, if any, on the types and amounts of loans available; (e) the procedure for determining a reasonable rate of interest; (f) the types of collateral, if any, which may secure the loan; (g) the Accounts from which loans can be taken and the hierarchical order in which amounts will be taken from each Account; (h) the procedure for allowing terminated participants to continue to make payments; and (i) the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default.

Article 10
ADMINISTRATION; ALLOCATION OF FIDUCIARY RESPONSIBILITIES

10.1	Named Fiduciaries

Each of the Administration Committee (which shall also be the Plan administrator) and the Investment Committee is a “named fiduciary” under the Plan. The Administration Committee and the Investment Committee shall consist at all times of individuals appointed by the appointing fiduciaries. The appointing fiduciaries (acting jointly and not severally) may from time to time appoint new and/or remove Committee members. A Committee member who ceases to be an Employee will cease to be a Committee member unless otherwise expressly agreed. For purposes of this Section, the “appointing fiduciaries” shall be the Company’s Vice President, Global Benefit Plans and the Senior Vice President, Strategy (or, in either case, if there is no person holding that title, a person holding a successor title or acting in such capacity).

The Administration Committee shall discharge the duties and responsibilities and shall have the authority specified in the Plan or Trust Agreement. The Investment Committee shall discharge the duties and responsibilities and shall have the authority specified in the Plan or Trust Agreement. Committee members shall serve without compensation for such service but shall be entitled to be reimbursed for any amounts reasonably and necessarily expended by them in the performance of their duties hereunder.

10.2	Committee Procedures

The Administration Committee and the Investment Committee shall each (a) hold such meetings as it determines to be necessary or appropriate for the proper performance of its duties hereunder; (b) elect from its own number a Chairperson; (c) elect or appoint a Secretary who may, but need not, be a member of the Committee; and (d) keep such records of its meetings and actions taken as it determines to be necessary or appropriate in the circumstances.

The Administration Committee and the Investment Committee shall each act by majority vote of a quorum of its members either at a meeting or in writing (including electronically); provided, however, that each Committee may by a vote so taken constitute a subcommittee consisting of one or more of its members (including a subcommittee of the whole), or may appoint one or more delegates, with such duties, responsibilities and authority and operating under such rules as the Committee may specify; provided, however, such delegate or subcommittee may only further delegate its duties, responsibilities and authority with the express consent of the Committee. When such subcommittee or delegate(s) are acting within the scope of the duties, responsibilities and powers so specified, references to the applicable Committee herein shall include a reference to such subcommittee or delegate(s). In all events, Committee members shall be disqualified from acting upon any matter affecting only themselves.

By appropriate action the Administration Committee and the Investment Committee may each authorize one or more of its members or its Secretary (or, in the case of the Administration Committee, any Administrative Delegate), or any other person it considers appropriate, to execute documents on its behalf, and the Trustee, upon notification of such authorization in writing or in such other form as shall have been agreed between the Trustee and the relevant Committee, shall accept and rely upon such documents until notified in writing (or in such other form as shall have been agreed upon between the Trustee and the relevant Committee) that such authorization has been revoked by the Administration Committee or the Investment Committee, as the case may be.

The Administration Committee and the Investment Committee shall each have the authority to employ or retain such accounting, legal, medical and clerical services as it may determine to be necessary or appropriate for the proper discharge of its functions.

10.3	Duties and Powers of Administration Committee

(a)          In General. Without limiting the scope of such other duties, responsibilities and authority as may elsewhere in the Plan or Trust Agreement be specified as belonging to it, the Administration Committee shall have the power, the duty, and the complete and exclusive discretion to: administer the Plan and to establish such rules and regulations in connection therewith as it determines to be necessary or appropriate in the circumstances; conclusively make all determinations necessary for the administration of the Plan, including without limitation determinations as to eligibility to participate and eligibility for benefits; construe, interpret, and supplement the Plan whenever necessary to carry out its intent and purpose and to facilitate the Plan’s administration; decide any claims arising out of or related to a denial of Plan benefits or the administration or operation of the Plan or the investment of Plan assets, including but not limited to claims for benefits, participation rights and breach of fiduciary duty under ERISA Section 502; provide for the bonding of all fiduciaries, Plan officials and other similar persons at least to the extent required by ERISA; and prepare, file with the appropriate governmental agency, furnish or make available to appropriate Participants, alternate payees, and beneficiaries, the various statements, reports, descriptions, registrations and other documents all as required by ERISA, or cause such filings to be prepared and made, and in all cases involving Plan administration, to have the discretion to determine when an electronic document shall be considered equivalent to a written document. In addition, the Administration Committee shall have the power, the duty, and the complete and exclusive discretion to appoint one or more independent fiduciaries or other independent service providers to provide such services and perform such functions in furtherance of the Administration Committee’s duties and responsibilities hereunder as the Administration Committee in its discretion determines. Any such appointed fiduciary or other service provider shall have such powers and authority (otherwise exercisable by the Administration Committee), other than the authority to appoint fiduciaries, as the Administration Committee determines.

(b)          Administrative Delegates. Persons (other than subcommittees of the Administration Committee) to whom the Administration Committee delegates duties, responsibilities and authority pursuant to Section 10.2 are referred to herein as “Administrative Delegates.” Each Administrative Delegate shall have the authority to take such administrative actions and make such determinations, in each case within the scope of his or her delegation, as are within the authority of the Administration Committee. Each Administrative Delegate will perform his or her duties within the framework of the policies, interpretations, rules, practices, and procedures made by the Administration Committee. An Administrative Delegate’s functions may include, by way of illustration and not limitation, the following: application of rules determining eligibility for participation or benefits; calculation of participation service and compensation used for determining contributions or benefits; preparation of employee communications material; maintenance of an individual’s service and employment records; preparation of reports required by government agencies; calculation of contributions or benefits; orientation of new Participants and advising Participants of their rights and options under the Plan; collection of contributions and application of contributions as provided in the Plan; preparation of reports concerning Participants, alternate payees and beneficiaries’ benefits; processing of claims, distribution requests, and investment elections; and making recommendations to others for decisions with respect to administration of the Plan.

(c)          Claims Procedure. Every person with a claim involving the Plan shall be required to comply with the claims procedure established by the Administration Committee, and must submit all of his or her claims and all supporting documentation or other information in the manner and by the deadlines established by the Administration Committee’s claims procedure. A claimant is required to exhaust all of his or her remedies under the claims procedure before filing a lawsuit or requesting arbitration. If a claimant fails to file a claim in a timely fashion, or fails to file an appeal in a timely fashion after the denial of a claim, the claimant’s rights with respect to that claim shall permanently lapse. A claim shall be filed first with the Administrative Delegate, who shall conduct a full and fair review of such claim, and issue a decision regarding such claim. Any determination or action by the Administrative Delegate may be appealed by the affected Participant, alternate payee, or beneficiary to the Administration Committee for review in accordance with the Plan’s claims procedures and the Labor Regulations under Section 503 of ERISA. The Administration Committee’s decision, and all findings and other determinations made in connection with the review of the claimant’s claim, shall be final and binding upon all parties and cannot be modified upon review unless such decision or action is proven to be arbitrary and capricious. The Administration Committee shall be the Plan’s agent for service of process. No action may be commenced against any Plan party after the earliest to occur of the following dates: the date that is ninety (90) days after the date of the final denial of the appeal, or the date that is one (1) year from the date a cause of action accrued. For purposes of this Section 10.3(c), a cause of action is considered to have accrued when the person bringing the legal action knew, or in the exercise of reasonable diligence should have known, that a Plan party has clearly repudiated the claim or legal position which is the subject of the action, regardless of whether such person has filed a claim in accordance with the provisions of this Section.

Notwithstanding anything herein to the contrary and to the extent permitted by ERISA, the Administration Committee, a Participant, alternate payee or beneficiary will, upon completion of the administrative claims process set forth herein, have the right to compel binding arbitration with respect to any claim involving the Plan. If any such party chooses to compel arbitration, the process and procedure shall be governed by the terms and conditions of the Ameriprise Financial, Inc. Arbitration Policy (“Policy”), to the extent such Policy is consistent with the terms of the Plan. No claims may be arbitrated or litigated on a class action basis or on bases involving claims brought in a representative capacity on behalf of any other similarly situated party. In addition, if any party chooses to compel arbitration, the arbitrator will be bound by the substantive terms of the Plan and ERISA (including, but not limited to, the standard of review required by ERISA). Enforcement of an arbitrator’s award may be sought in federal court in accordance with the Federal Arbitration Act. Any arbitration must be brought in Minneapolis, Minnesota, and any court action must be brought in the federal district court in Minneapolis, Minnesota, within the Eighth Circuit. Notwithstanding the foregoing, any restriction otherwise applicable to claims, appeals, arbitration or litigation will be waived if and solely to the extent its enforcement would violate ERISA or applicable regulations thereunder.

A statement will be periodically prepared and furnished to each Participant, alternate payee and beneficiary providing details of his or her Accounts. In the absence of written objection received by the Administration Committee within sixty (60) days after such statement is provided, such Accounts will be presumed to have been finally settled.

10.4	Duties and Powers of Investment Committee

Without limiting the scope of such other duties, responsibilities and authority as may elsewhere in the Plan or Trust Agreement be specified as belonging to it, the Investment Committee shall have the power, the duty, and the complete and exclusive discretion to: oversee the Company Stock Fund in accordance with applicable law, select the Discretionary Funds that are from time to time to be offered as investment options under the Plan, and take such measures as it determines to be necessary or advisable to monitor the performance of each such Discretionary Fund; prepare and submit periodic reports summarizing the assets, liabilities and investment performance of the Plan; and maintain such records as it determines to be necessary or advisable to discharge its duties hereunder; and, in its discretion, appoint one or more independent fiduciaries (including, without limitation, investment advisers) or other independent service providers to provide such services and perform such functions in furtherance of the Investment Committee’s duties and responsibilities hereunder as the Investment Committee in its discretion determines, any such appointed fiduciary or other service provider to have such powers and authority (otherwise exercisable by the Investment Committee), other than the authority to appoint other fiduciaries (except as expressly granted), as the Investment Committee determines.

In accordance with Section 408(b)(8) of ERISA, it is specifically intended that the Plan be permitted to invest in (and thus to buy and sell interests in) a common or collective trust fund or pooled investment fund, even if the fund is maintained by a party in interest to the Plan, subject to satisfaction of Section 408(b)(8) (if necessary) and any other applicable requirements.

10.5	Freedom from Liability

(a)          Members of the Administration Committee or the Investment Committee, and any delegate of either Committee, may rely upon all certificates and reports made by any accountant selected or approved by the Company; and upon all opinions given by legal counsel retained by the Company or either Committee.

(b)          Subject to the fiduciary requirements of ERISA, members of the Administration Committee or the Investment Committee, and any delegate of either Committee, shall be fully protected in respect of any action taken or not taken in good faith and in reliance upon advice and recommendation of any accountant or legal counsel. Furthermore, subject to the right of review granted by Section 10.3(c) hereof in the case of matters subject thereto, all action taken or not taken by the foregoing bodies or individuals shall be conclusive upon all parties having any interest under the Plan or Trust to the maximum extent permitted by law.

(c)          Should circumstances beyond its control render the Administration Committee, the Investment Committee, or the Trustee unable to perform or incapable of performing any action within the time constraints or in the manner set forth herein or pursuant to rules established hereunder, such Committee or the Trustee, as the case may be, shall be free from any liability arising therefrom.

(d)          To the extent permitted by law, the Participating Companies shall indemnify the members of the Administration Committee, Investment Committee, individual Trustees and others to whom fiduciary duties have been delegated who are either employees, officers or directors of any Affiliated Company against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with the Plan which are not covered by insurance (without recourse) paid for by the Participating Companies, unless they are determined to be due to gross negligence or intentional misconduct.

10.6	Correction of Errors

In the event of a mathematical or accounting error made, or other similar mistake, the Administration Committee shall have power in its discretion to cause such equitable adjustments to be made to correct for such errors as it considers appropriate in the circumstances. In addition, the Administration Committee may correct obvious and unambiguous typographical errors and/or cross references that merely correct a reference, but that do not change the original intended meaning of the provisions. All adjustments and corrections made pursuant to this Section 10.6 shall be final and binding on all persons.

Without limitation of the foregoing, if the Administration Committee determines in its sole discretion that the Plan made an incorrect payment of benefits, and that a correction is necessary or desirable under the law, then (i) if the Plan makes an overpayment of the amount of any benefits due any payee under the Plan, the Plan may recover the amounts either by requiring the payee to return the excess to the Plan, by reducing any future Plan payments to the payee, or by any other method that the Committee deems reasonable and (ii) if the Plan makes a late payment or an underpayment of the amount of any benefits due any payee under the Plan, correct payment will be made as soon as reasonably possible after the late payment or underpayment is discovered. The Plan’s rights to recover an overpayment extend to any subsequent recipient of all or any part of the overpayment (to the extent of the overpayment received by such person), including any individual or trust, and the Plan has an equitable lien for the full amount of any overpayment.

Further, from time to time, claims or issues may arise that involve the Plan, including, among others, claims and issues raised by Participants, those addressed under any of the Internal Revenue Service’s Employee Plans Compliance Resolution System programs, United States Department of Labor Voluntary Fiduciary Correction Program, or similar programs, or those permitted under the terms of a qualified domestic relations order that complies with Section 414(p) of the Code. The resolution, settlement, or adjudication of these claims or issues may result in an action that is not expressly permitted under some other section of the Plan document (including, without limitation, additional contributions (which may be subject to such allocation, vesting and distribution rules as appropriate to undertake the correction without regard to the Plan’s usual rules as to such matters and which may be paid from forfeitures to the extent permitted by law) or distributions). Such a procedure, agreement, or order will be respected to the extent that, as determined in the sole discretion of the Administration Committee, it does not result in disqualification of the Plan or violate (or cause the Plan to violate) any applicable statute, government regulation, or ruling.

10.7	Payment of Plan and Trust Expenses

The reasonable expenses of administering the Plan and/or Trust including, but not limited to attorney fees, actuarial fees and expenses incurred by persons or entities to whom fiduciary duties have been delegated, shall be paid from the assets of the Plan unless paid by a Participating Company.

10.8	Burden of Proof

Notwithstanding anything herein to the contrary, to the extent a person asserts entitlement to benefits based upon facts not contained in the Plan’s records, such individual shall be required to provide satisfactory affirmative evidence of such facts. For avoidance of doubt, if an individual claims entitlement to benefits based upon Compensation or Years of Service that are not reflected in the Plan’s records, such individual must provide satisfactory affirmative evidence of such Compensation or Years of Service. The Administration Committee (or its Administrative Delegate) shall have the sole and exclusive discretion to determine whether the above-referenced affirmative evidence is satisfactory.

Article 11
DESIGNATION OF BENEFICIARY

11.1	Beneficiary Designations by Participants

Any Participant may designate a beneficiary or beneficiaries to receive any amount payable from the Trust Fund as a result of his or her death. A Participant may from time to time change such designation of beneficiary or beneficiaries. Notwithstanding the foregoing, the beneficiary of a Participant who is married shall be such person’s spouse, unless spousal consent has been obtained as described below; provided, however, that effective with respect to benefits commencing on or after October 1, 2007, any spousal beneficiary designation either affirmatively elected or in accordance with this Section shall be null and void upon the legal termination of the marriage. The consent of the Participant’s spouse, in such manner as required by the Administration Committee and consistent with the requirements of the Code, if and to the extent applicable, shall be required to create a valid designation where (a) the Participant marries subsequent to the designation or (b) a married Participant designates a primary beneficiary other than his or her spouse.

11.2	Form and Method of Designation

To be effective, any designation or revocation of a prior designation of beneficiary shall be made in such manner as the Administration Committee shall prescribe and shall be filed with the Administration Committee prior to the Participant’s death. Except as provided by law, the Administration Committee, the Participating Companies and all other parties involved in making payment to a beneficiary may rely on the latest effective beneficiary designation that is on file with the Administration Committee. If an effective beneficiary designation is not on file with the Administration Committee, payment may be made pursuant to Section 11.3. The Administration Committee has the sole and exclusive authority to determine all matters related to beneficiary designations. The Administration Committee, the Participating Companies and all other parties involved in making payment to a beneficiary shall be fully protected in relying on the latest effective beneficiary designation (as determined by the Administration Committee), and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of beneficiary. Notwithstanding the above, any designated beneficiary form with respect to a plan, the assets of which have been merged or will be merged into the Plan from a Predecessor Company’s plan or an Affiliated Company’s plan, shall not be an effective beneficiary designation for purposes of this Plan.

Effective March 1, 2013, the Plan requires all beneficiary designations (including both beneficiary designations by Participants and successor beneficiary designations by beneficiaries) to be filed in accordance with the electronic beneficiary designation procedure maintained by the Plan’s recordkeeper, as in effect from time to time. Any beneficiary designation filed prior to March 1, 2013 which was not filed through the recordkeeper’s electronic beneficiary designation procedure became null and void as of March 1, 2013, and the person who filed such designation shall be treated as if he or she had not filed a beneficiary designation if he or she dies prior to filing a new beneficiary designation through the recordkeeper’s electronic beneficiary designation procedure. Nothing in this paragraph affects the validity of a beneficiary designation filed under the process then in effect by a person who died prior to March 1, 2013.

11.3	No Effective Designation

If an effective designation of beneficiary for a deceased Participant is not on file with the Administration Committee, the determination of the identity of the proper beneficiary shall be made by the Administration Committee. In such case, the beneficiary shall be the person or persons surviving the Participant in the following order: (a) his or her spouse and (b) his or her estate.

11.4	Successor Beneficiaries

A beneficiary who is entitled to any benefits hereunder may name a successor beneficiary to receive any unpaid benefits on the death of the first beneficiary unless the deceased Participant has filed with the Administration Committee a directive precluding such designation. Such directive shall be subject to the consent of such Participant’s spouse in accordance with the rules prescribed in Sections 11.1 and 11.2. Designations by beneficiaries or successor beneficiaries shall be made according to the same rules as are applicable to designations by Participants, except that spousal consent shall not be required. In the event of the death of a beneficiary who has so designated a successor beneficiary, the successor beneficiary shall be entitled to the balance of any payments remaining due. If a beneficiary is permitted to designate a successor beneficiary but fails to do so, the balance of any payments remaining due will be payable to the estate of the deceased beneficiary.

Article 12
TRUST

12.1	Assets Held in Trust

All contributions to the Trust Fund established in connection with this Plan, and all income or other property derived therefrom, shall be held and administered by the Trustee, in trust, in accordance with the provisions of the Trust Agreement.

12.2	Trustee

The selection and appointment of the Trustee or Trustees shall be made by action of the Administration Committee. By similar action, the Administration Committee shall have the right at any time to remove a Trustee and appoint a successor thereto, subject to the terms of the Trust Agreement. The Trustee shall have the duties and authority specified in the Trust Agreement. Reasonable compensation and reimbursements shall be payable to the Trustee from the Trust Fund unless separately paid by the Participating Companies.

12.3	Trust Agreement

The Administration Committee and the Trustee shall negotiate the terms of a Trust Agreement under which any portion of the Trust Fund is to be held, subject to the requirement that such Agreement be consistent with the terms of the Plan.

12.4	Non-Reversion of Trust Fund

The assets of the Trust Fund shall be for the exclusive purpose of providing benefits to Participants, alternate payees and beneficiaries and defraying reasonable expenses of administering the Plan. No part of the corpus or income of the Trust Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Participants, alternate payees or beneficiaries. Notwithstanding the foregoing:

(a)          If any contribution or portion thereof is made through a mistake of fact, the Trustee shall, upon proper directions from the Administration Committee, return such contribution to a Participating Company within one (1) year after the payment of the contribution to the Trustee.

(b)          Contributions are conditioned upon the initial qualification of the Plan as to each Participating Company under Section 401(a) of the Code. If the Plan does not qualify as to a Participating Company, the Trustee shall, upon proper directions from the Administration Committee, return such contribution to such Participating Company within one year after the date of denial of qualification of the Plan.

(c)          Contributions are conditioned upon the deductibility of the contribution under Section 404 of the Code, and, to the extent the deduction is not allowed, the Trustee shall, upon proper directions from the Administration Committee, return such contribution (to the extent disallowed) to a Participating Company within one (1) year after the disallowance of the deduction or, if such disallowance is appealed to the courts, within one year after the date a court decision upholding such disallowance becomes final.

The return of a contribution (or a portion of a contribution) to a Participating Company satisfies the requirements of this paragraph if the amount so returned (a) does not exceed the excess of the contribution over the amount which could have been contributed had there been no mistake of fact or error in determining the deduction; (b) does not include the net earnings attributable to the excess contributions; and (c) is reduced by any net losses attributable to the excess contribution. In the case of any such return of contribution, the Administration Committee shall cause such adjustment to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.

Article 13
AMENDMENT AND TERMINATION

13.1	Amendment of Plan

(a)          The Company, acting by way of its applicable governance process, reserves the right at any time or times to amend the Plan and Trust Fund to any extent and in any manner that it may deem advisable. Each such action shall constitute an act of the Company as settlor acting in such capacity, not an assumption or exercise of fiduciary responsibility. Notwithstanding the foregoing, to the extent determined by a named fiduciary, reasonable expenses involved in any amendment, or the implementation of any amendment, that is necessary or appropriate in the circumstances to preserve the tax qualification of the Plan or otherwise to cause the Plan to maintain compliance with applicable law may be paid from the Trust Fund unless separately paid by a Participating Company.

(b)          No amendment shall reduce the vested interest of a Participant, alternate payee or beneficiary without that person’s consent, except to the extent necessary or advisable, in the judgment of the Company, acting by way of its applicable governance process, to comply with any requirement of statutory or general law or to enable the Plan to qualify or remain qualified as an employees’ plan exempt from taxation under federal laws or to enable the contributions under the Plan to be deductible under the provisions of any applicable law or regulation in computing income subject to any tax based on or measured by income by Participating Companies that are not tax exempt entities.

(c)          No amendment shall have the effect of changing the computation of a Participant’s vested interest in his or her Account unless each Participant having three (3) or more Years of Service for vesting elects, after being notified by the Administration Committee, to have his or her vested interest computed under the Plan as amended. The election must be made within a time period beginning no later than the date the amendment is adopted and ending no earlier than the latest of the following dates: (i) sixty (60) days after the amendment is adopted; (ii) sixty (60) days after the amendment is effective; or (iii) sixty (60) days after the Participant is given proper notice of the amendment by the Administration Committee. A Participant who fails to make an election within the period provided shall be deemed to have assented to the amendment. However, in any event, to the extent required by law, a Participant’s vested interest in his pre-amendment benefits shall never be less than it would have been in the absence of the amendment, regardless of his Years of Service.

(d)          No amendment shall, with respect to benefits attributable to service before the amendment, eliminate an optional form of benefit or eliminate or reduce an early retirement benefit (as defined in Treasury Regulations). Notwithstanding the provisions of this Subsection, an optional form of distribution or early retirement benefit may be eliminated or reduced pursuant to Treasury Regulations.

(e)          Subsequent to amendment of the Plan, the Company shall cause to be delivered to the Trustee a copy of such amendment. Upon amendment of the Plan, all persons claiming any interest under the Plan and Trust Fund shall be bound thereby; provided, however, that no amendment shall have the effect of changing the rights, duties, and liabilities of the Trustee without its written consent. In addition, no amendment shall have the effect of vesting in any Participating Company any interest in any property held subject to the terms of the Trust Fund, or cause or permit any property held subject to the Trust Fund to be diverted to purposes other than the exclusive benefit of Participants, alternate payees and beneficiaries.

(f)           Amendments required to be made for the purpose of qualifying the Plan and Trust Fund under the Code, or for the purpose of conforming the Plan and Trust Fund to ERISA and other applicable federal and state laws may be retroactive. Any amendment which does not reduce the vested interest of any Participant in his or her Account and which is adopted within the time for filing the Company’s federal income tax return for the tax year corresponding to a Plan Year may, at the election of the Company, be deemed to have been made as of any date within such Plan Year.

(g)          Any amendment adopted under a provision of this Section shall be deemed a part of the Plan as if incorporated into the Plan, and the Plan shall be deemed amended accordingly.

13.2	Termination

The Company has established the Plan with the intention and expectation that it will be maintained indefinitely, but the Participating Companies are not and shall not be under any obligation or liability whatsoever to continue contributions or to maintain the Plan for any given length of time. The Company, acting by way of its applicable governance process, shall have the right to terminate the Plan at any time.

Upon termination of the Plan and Trust for any reason, and after payment of all expenses and the proportional adjustment of accounts to reflect such expenses, each Participant, alternate payee and beneficiary shall be entitled to receive any amounts then credited to his or her Accounts in the Trust Fund. The Trustee shall make payments of such amounts in a lump sum, in cash or in kind, as the Administration Committee shall direct, and such distributions shall be made to each Participant, alternate payee and beneficiary as soon as administratively feasible following approval of the termination of the Plan and Trust by the appropriate government agencies.

Should the Plan at any time be an “abandoned plan” within the meaning of Section 2578.1 of the Labor Regulations, a “qualified termination administrator” shall have the power and authority of the Administration Committee and the Company solely to the extent necessary to wind up the Plan’s affairs and arrange for the distribution of its assets to Participants and beneficiaries in accordance with the Plan’s terms. Such a qualified termination administrator shall be protected from liability for actions taken in accordance with the Labor Regulations.

13.3	Partial Termination

Upon partial termination of the Plan, each affected Participant shall have a one hundred percent (100%) vested interest in his or her Accounts.

Article 14
ADOPTION BY PARTICIPATING COMPANIES, SUCCESSOR
COMPANIES AND PLAN MERGERS

14.1	Adoption and Administration

A company shall become a Participating Company under the Plan only with the consent of the Company. The consent of the Company shall be indicated by a directive from the Administration Committee (which shall be deemed to be acting on behalf of the Company and shall not be considered to be making a decision regarding participation in its fiduciary capacity) to the Plan’s recordkeeper to permit participation by a company in the Plan. By way of clarification, the action of the Administration Committee may be taken by its Administrative Delegate or other authorized person, who shall likewise be deemed to be acting on behalf of the Company and not in a fiduciary capacity.

14.2	Discontinuance

If a Participating Company that has previously adopted the Plan and Trust adopts an amendment to the Plan or Trust which is inconsistent with the Plan and Trust as adopted by the Company, the Plan and Trust as then in effect, including any such inconsistent amendment which such former Participating Company adopted, shall continue in full force and effect as a separate savings plan for such former Participating Company and its eligible employees. All powers and duties with respect to such separate plan and trust, which under the terms and provisions of this Plan and Trust are vested in and exercisable by the Company, shall from and after the date of such separation be vested in and exercisable by such former Participating Company. Notwithstanding the foregoing, nothing in this Section 14.2 shall be construed as relieving any former Participating Company for any obligations it may have respect to payment of its allocable share of contributions or administrative expenses related to this Plan.

If the Plan is to continue as a separate plan for any such former Participating Company, there shall be set apart in a separate trust, such assets and securities as are appropriate for the benefit of the eligible employees of such former Participating Company. Such separation shall be effected by the Trustee, and shall be in such amount as the Trustee shall, in its sole discretion, determine to be fair, just and equitable.

If a Participating Company ceases to be an Affiliated Company, such Participating Company will no longer be a Participating Company.

14.3	Successor Companies

Any corporation that succeeds to the business and assets of the Company, or any part of its operations, may by appropriate resolution adopt the Plan and shall thereupon succeed to such rights and assume such obligations hereunder as the Company and said successor corporation shall have agreed upon in writing. Any corporation which succeeds to the business of any Participating Company other than the Company, or any part of the operations of such Participating Company, and which is also an Affiliated Company, may adopt the Plan in keeping with Section 14.1.

14.4	Merger, Consolidation or Transfer of Plan Assets

The Company, acting by way of its applicable governance process, and acting in its capacity as settlor and not as a fiduciary, shall have the right to cause the Plan to be merged or consolidated with another Plan; provided, however, that the Plan shall not be merged or consolidated with any other plan, and no assets or liabilities of the Plan shall be transferred to any other plan unless each Participant in the Plan would (if the Plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit each Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Article 15

TOP HEAVY PLAN PROVISIONS

15.1	Top Heavy Plan Definitions

(a)          “Key Employee” means any Employee or former Employee (including any deceased employee or beneficiary) who at any time during the Plan Year that includes the Determination Date was an officer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code), a five percent (5%) owner, or a one percent (1%) owner having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable Treasury Regulations and other guidance of general applicability issued thereunder.

(b)          “Non-Key Employee” shall mean any Employee or former Employee (including any deceased Employee or beneficiary of such Employee or former Employee) who is not a “Key Employee” on the Determination Date.

(c)          “Top Heavy Plan.” This Plan is a Top Heavy Plan if it is part of a Required Aggregation Group of Plans (but is not part of a Permissive Aggregation Group of Plans) and the Top Heavy Ratio for the Required Aggregation Group exceeds sixty percent (60%); provided that, if this Plan is both (i) part of a Required Aggregation Group of Plans for which the Top Heavy Ratio exceeds sixty percent (60%), and (ii) part of a Permissive Aggregation Group of Plans, but the Top Heavy Ratio for the Permissive Aggregation Group does not exceed sixty percent (60%), the Plan shall not be considered a Top Heavy Plan.

(d)          “Top Heavy Ratio” means a fraction, the numerator of which is the sum of the account balances under all defined contribution plans in the applicable Aggregation Group for all Key Employees, and the present value of accrued benefits under all defined benefit plans in the applicable Aggregation Group for all Key Employees, and the denominator of which is the sum of the account balances under all such defined contribution plans in the applicable Aggregation Group for all participants and the present value of accrued benefits under all such defined benefit plans in the applicable Aggregation Group for all participants. The Top Heavy Ratio shall be calculated on the Determination Date.

(e)          “Determination Date” means the last day of the preceding Plan Year. The Determination Date shall be also be the date on which account balances and accrued benefits are valued for purposes of calculating the Top Heavy Ratio.

(f)           “Required Aggregation Group” means: (i) each qualified plan of the employer in which at least one (1) Key Employee participates, and (ii) any other qualified plan of the employer which enables a Plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

(g)          “Permissive Aggregation Group” means the Required Aggregation Group of Plans plus any other plan or plans of the employer which when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

15.2	Top Heavy Rules and Restrictions

(a)          Notwithstanding any other provision of this Plan, for any Plan Year in which this Plan is a Top Heavy Plan, this Section shall apply for purposes of determining whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code. Each Non-Key Employee who participates only in this Plan for the Plan Year and who is employed by an Affiliated Company on the last day of the Plan Year shall be entitled to a contribution equal to three percent (3%) of his or her compensation (within the meaning of Code Section 415). No Hour of Service requirement is applicable to the minimum three percent (3%) allocation. Each Non-Key Employee, who in addition to this Plan participates in a defined benefit plan which is part of the applicable Aggregation Group described above, shall be entitled to the accrual of a minimum non-integrated benefit (expressed as a life annuity, with no ancillary benefits, commencing at age sixty-five (65)) under such plan equal to his or her average compensation for the five (5) consecutive years in which he or she earned the highest aggregate compensation from the employer multiplied by the lesser of two percent (2%) per Year of Service with the employer, or twenty percent (20%); provided, however, (a) when a Non-Key Employee’s accrued benefit reaches twenty percent (20%) of such average compensation, whether before or after the Plan becomes Top Heavy, no additional minimum accruals will be made under this paragraph 15.2(a)(i), and (b) any minimum benefit to be accrued for any Plan Year under this Section 15.2(a)(i) shall be offset, as permitted by regulation, by the value of contributions provided under any defined contribution Plan other than this Plan which is part of the applicable Aggregation Group described above. By way of clarification, to the extent a Participant participates in the Ameriprise Financial Retirement Plan and is entitled to a Top-Heavy minimum benefit under that plan, the benefit accrual under that Plan will be provided in lieu of a Top-Heavy minimum contribution under this Plan.

Employer matching contributions shall be taken into account for purposes satisfying the minimum contribution requirements of Section 416(c)(2) of the Code, and the Plan. The preceding sentence shall apply with respect to Fixed Match Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Fixed Match Contributions that are used to satisfy the minimum contribution requirements shall be treated as Fixed Match Contributions for purposes of the Actual Contribution Percentage test and other requirements of Section 401(m) of the Code.

(b)          No change in the status of this Plan as a Top Heavy Plan shall be allowed to have the effect of reducing the Account of any Participant.

15.3	Determination of Present Values and Amounts

This Section shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Eligible Employees as of the Determination Date.

(a)          The present values of accrued benefits and the amounts of account balances of an Eligible Employee as of the Determination Date shall be increased by the distributions made with respect to the Eligible Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one (1) year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five (5) year period” for “one (1) year period.”

(b)          The accrued benefits and accounts of any individual who has not performed services during the one (1) year period ending on the Determination Date shall not be taken into account.

Article 16
MISCELLANEOUS

16.1	Trust Sole Source of Benefits

The Trust established in connection with this Plan shall constitute the sole source of all benefits provided by the Plan. No Participating Company guarantees the payment of benefits arising under the Plan.

16.2	Non-Alienation

Except as provided in a court order that is determined by the Administration Committee or by a court of competent jurisdiction to be a qualified domestic relations order (within the meaning of Section 206(d) of ERISA) or in accordance with a federal tax lien or levy or permitted garnishment under the Federal Debt Collection Procedures Act or the Mandatory Victims Restitution Act or other federal law applicable to the Plan, the rights of Participants, alternate payees and beneficiaries under the Plan shall not be subject to assignment, attachment, garnishment, or alienation in any form. Benefits shall be paid under the preceding sentence only upon the satisfaction and completion of certain reasonable rules and procedures as established by the Administration Committee.

Notwithstanding the foregoing, the Plan will honor a “qualified disclaimer” with respect to all or part of a beneficiary’s interest in the Plan. Any such disclaimer must be determined by the Administration Committee (in its discretion) to have been prepared and executed in accordance with the standards established by the Internal Revenue Service, and must be submitted to the Administration Committee prior to the payment of the affected benefits and in keeping with such procedures and deadlines as the Administration Committee may establish. The Plan will pay benefits disclaimed pursuant to a qualified disclaimer in the manner such benefits would have been paid if the person making the disclaimer had died prior to the death of the Participant. Except as expressly provided under the Plan with respect to a spouse’s right to consent during the Participant’s lifetime to waive the spousal death benefit, and subject to the Plan’s provisions regarding the invalidation of a spousal beneficiary designation in the event of divorce, the Plan will not accept any other method of waiving or disclaiming an interest in the Plan. By way of illustration and not by way of limitation, the Plan will not honor a purported waiver under the terms of a divorce decree, pre-nuptial agreement or will.

16.3	Plan Not Employment Contract

The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract between a Participating Company and any employee. Nothing in the Plan shall be deemed to give any employee the right to be retained in the employ of a Participating Company or to interfere with the right of a Participating Company to discharge any employee at any time, nor shall it be deemed to give a Participating Company the right to require any employee to remain in its employ, nor shall it interfere with the employee’s right to terminate employment at any time.

16.4	Payment of Taxes

The Trustee may pay any estate, inheritance, income or other tax, charges or assessment attributable to any benefit payable hereunder which in the Trustee’s opinion it shall be or may be required to pay out of such benefit. The Trustee may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee deems necessary for its protection.

16.5	Conditions Precedent

Except as provided by law, no person shall be entitled to a benefit under this Plan until his or her right thereto has been finally determined by the Administration Committee nor until he or she has submitted to the Administration Committee relevant data reasonably requested by the Administration Committee, including, but not limited to, proof of birth, marriage or death.

16.6	Incompetent Payee

The Administration Committee shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder. Notwithstanding the above, if the Administration Committee determines that any person to whom a benefit is payable under the Plan is unable to handle his or her affairs by reason of that person’s physical or mental condition, the Administration Committee may cause payments to be made for the person’s benefit to a member of the individual’s family or to anyone else providing for that person’s care; and the Plan, Administration Committee, the Participating Companies and the Trustee shall be relieved of liability for any such payments made in good faith.

Article 17
PROVISIONS RELATING TO EMPLOYEE STOCK OWNERSHIP PLAN

17.1	Creation of Eligible Employee Stock Ownership Plan

The assets of the Plan that are held in the Company Stock Fund are hereby designated as a stock bonus plan comprising an employee stock ownership plan meeting the requirements of Section 4975(e) of the Code (the “ESOP”).

Except as provided in this Article 17, or except to the extent the context may clearly indicate otherwise, the provisions of the Plan shall apply to the ESOP, and such provisions are hereby incorporated by this reference.

17.2	Accounts

The Accounts described in Section 2.1 of the Plan shall be established under the ESOP, with such Accounts under the ESOP consisting of the portion of the Accounts as may be invested in the Company Stock Fund from time to time.

17.3	Plan Year

The Plan Year for the ESOP shall be the same as the Plan Year for the Plan.

17.4	Participation in ESOP

An individual shall be eligible to participate in the ESOP at the time, and under the same conditions, as provided in Article 3 of the Plan, and will be, and will continue to be, a Participant in the ESOP to the extent provided by Article 3 so long as an Account is maintained for the individual and any portion of such Account is invested in the Company Stock Fund.

17.5	Before-Tax Contributions, Roth 401(k) Contributions, Catch-up Contributions, Roth Catch-up Contributions, Fixed Match Contributions, After-Tax Contributions, Rollover Contributions, After-Tax Rollover Contributions and Roth 401(k) Rollover Contributions

Before-Tax Contributions, Roth 401(k) Contributions, Catch-up Contributions, Roth Catch-up Contributions, Fixed Match Contributions, and After-Tax Contributions described in Sections 4.1, 4.2, 4.3, 4.4 and 4.8 of the Plan shall be considered to be contributions to the ESOP to the extent directed for investment in the Company Stock Fund according to the investment direction in effect at the time such contributions are made. The ESOP and the Plan shall be aggregated for purposes of the limitations described in the Plan that apply to Before-Tax Contributions, Roth 401(k) Contributions, Catch-up Contributions, Roth Catch-up Contributions, Fixed Match Contributions, and After-Tax Contributions. Rollover Contributions, After-Tax Rollover Contributions and Roth 401(k) Rollover Contributions directed to be invested in the Company Stock Fund at the time of contribution shall be considered to have been contributed as Rollover Contributions, After-Tax Rollover Contributions or Roth 401(k) Rollover Contributions to the ESOP.

17.6	Company Profit Sharing Contribution to ESOP

Any portion of the Company Profit Sharing Contribution that the Participant directed at the time of contribution to be invested in the Company Stock Fund was invested accordingly except to the extent such contribution would have failed to satisfy the applicable nondiscrimination requirements of the Code. To the extent such contribution was not invested in the Company Stock Fund by application of the previous sentence, such contribution was treated as a contribution for which a Participant had failed to specify an investment under Section 6.3.

17.7	Limitations on Contributions

The provisions of Sections 5.1, 5.2 and 5.3 of the Plan shall be applied to the Plan and the ESOP separately or in the aggregate based on whether, under the applicable provisions of the Code, the limitation referred to is one applied separately to a tax qualified plan or to one (1) or more such plans in the aggregate (taking into account any mandatory and permissive aggregation rules that the Administration Committee is required or opts to utilize). The provisions of Section 5.4 of the Plan shall apply to the Plan and the ESOP in the aggregate.

17.8	Investments and Accounting

The provisions of Article 6 shall apply to the Plan and the ESOP except that, notwithstanding the provisions of Article 6, the ESOP shall consist solely of the Company Stock Fund and no other funds or investment alternatives shall be available under the ESOP. A Participant in the Plan who directs the investment of a contribution to the Plan on the Participant’s behalf or who directs the investment of the assets of his or her Account under the Plan to the Company Stock Fund shall be deemed to have provided a direction to transfer such amounts to the ESOP. Company Stock Contributions invested in the Company Stock Fund were deemed to have been contributions to the ESOP. A Participant, alternate payee or beneficiary in the ESOP who directs the investment of the assets of his or her Account under the ESOP to an investment other than the Company Stock Fund as permitted under the provisions of Article 6 shall be deemed to have provided a direction to transfer such amounts to the Plan. The Administration Committee shall comply with a direction by a Participant, alternate payee or beneficiary to transfer funds from the Plan to the ESOP or vice versa consistent with the Plan and such general rules as may be established by the Administration Committee, Investment Committee or the Company for transfers among and between investment options.

17.9	Aggregate Application of Vesting and Distribution Provisions

The provisions of Article 7 and Article 8 shall apply to the Accounts maintained under the Plan and under the ESOP on an aggregate basis as if the Plan and the ESOP were one (1) plan.

17.10	Aggregate Application of Withdrawal and Loan Provisions

The provisions of Article 9 shall apply to the Plan and the ESOP on an aggregate basis as if such plans were one (1) plan.

17.11	Provisions Relating to Dividends

Notwithstanding the provisions of the Plan to the contrary, the following provisions shall apply to cash dividends paid on Applicable Employer Securities:

(a)          ESOP Participants or beneficiaries shall have the right to choose between

(i)        the payment of cash dividends to the ESOP and a distribution in cash to Participants or beneficiaries not later than ninety (90) days after the close of the Plan Year in which the dividends are paid by the Company; and

(ii)       the reinvestment of cash dividends in stock of the Company.

The election described in this paragraph shall apply to the cash dividends on Applicable Employer Securities held by the Company Stock Fund on the dividend record date. An ESOP Participant or beneficiary’s share of such dividends, to be paid in cash or reinvested in stock of the Company, shall be equal to the whole and fractional units of the Company Stock Fund allocated to the ESOP Participant or beneficiary’s Account that are vested under the provisions of Article 7 and Section 17.9 as of the ex-dividend date, divided by the number of whole and fractional units of the Company Stock Fund allocated to the Accounts of all ESOP Participants and beneficiaries that are vested under the provisions of Article 7 and Section 17.9 on the ex-dividend date. An ESOP Participant or beneficiary must make the same election as to all of the units of the Company Stock Fund allocated to his or her Account on the dividend payment date.

(b)          An ESOP Participant or beneficiary shall be given a reasonable opportunity before a cash dividend is paid to make the election described in Subsection (a). In the event the terms of the ESOP are changed governing the manner in which the dividends are paid or distributed to ESOP Participants or beneficiaries, such individuals shall be given a reasonable opportunity to make an election under the new terms prior to the date on which the first dividend subject to the new plan terms is paid.

(c)          The election described in Subsection (a) shall be irrevocable as of the close of the New York Stock Exchange on the day that the dividend on Company stock is paid. If for any reason trading in the Company’s common stock is halted, or is suspended and does not resume trading prior to the close of the Exchange on the day the dividend is paid, the election in Subsection (a) shall be irrevocable as of the time trading in the Company’s stock is halted or suspended on such day. If the Exchange is not open on the date the dividend is paid, the election in Subsection (a) is irrevocable as of the close of the last period the Exchange is open immediately prior to the day such dividend is paid.

(d)          In the event an ESOP Participant or beneficiary does not timely elect to have the dividend on Company stock paid to him or her in cash, such individual will be deemed to have made an election to have the dividend reinvested in Company stock.

(e)          In the event an ESOP Participant or beneficiary elects to have dividends on Company stock paid by the ESOP in cash, such distribution as is payable to such individual may be made notwithstanding any other restrictions governing distributions provided by the Plan or this Article.

(f)                The election and disposition of cash dividends as described in this Section shall be made pursuant to such additional rules as may be prescribed by the Administration Committee. Without limitation of the foregoing, the Administration Committee or Administrative Delegate may establish rules regarding the frequency and circumstances of any requirement that an ESOP Participant or beneficiary reaffirm an election to receive cash in lieu of having dividends reinvested. Furthermore, the Administration Committee or Administrative Delegate may prohibit, via a policy established in advance of the date the Participant or beneficiary’s election becomes irrevocable, the applicability of a cash election to dividends below a specified de minimis amount.

(g)          For purposes of this Article, “Applicable Employer Securities” means Company securities held by the ESOP on the record date of a dividend.

17.12	Additional Provisions Relating to ESOP

(a)          ESOP to be Invested Primarily in Company Stock. The assets of the ESOP shall be invested primarily in Company stock, plus cash to such limited extent as is determined to be necessary to meet liquidity needs.

(b)          Purchases and Sales of Stock. Company stock may be purchased or sold by the Plan provided any such purchase or sale is at a price not less favorable to the ESOP than the stock’s Fair Market Value. For purposes of this Article, “Fair Market Value” means, as of any valuation date within a period during which stock is readily tradable on an established securities market, the fair market value as determined in a reasonable fashion based on the market price. The status of the stock as readily tradable on an established securities market shall be determined in accordance with the Treasury Regulations and other guidance of general applicability.

“Fair Market Value” of stock as of any valuation date within a period in which the stock is not readily tradable on an established securities market shall be the amount determined by the Investment Committee in good faith and based upon all relevant factors for determining the Fair Market Value of such stock as required by law, it being understood that the Investment Committee in such circumstances must rely upon an independent appraiser that meets requirements similar to those set forth in the Treasury Regulations under Section 170(a)(1) of the Code. For transactions with persons who are not parties in interest (within the meaning of Section 3(14) of ERISA) such value shall be used for all the transactions until a new Fair Market Value has been determined by the Investment Committee. For transactions with persons who are parties in interest, the Fair Market Value shall be determined as of the valuation date coinciding with the transaction.

(c)          Put Option. Any share of stock distributed from the ESOP shall be subject to the following put option if such stock is not or ceases to be publicly traded or becomes subject to a trading limitation. The status of the stock as publicly traded or subject to a trading limitation shall be determined in accordance with the Treasury Regulations and other guidance of general applicability.

The put option is exercisable only by the Participant who receives such shares from the Plan, by his or her donees, or by a person (including an estate or its distributee) to whom the stock passes by reason of a Participant’s death. The put option will apply only if, within the put option periods described hereinafter, the stock is not or ceases to be publicly traded without restriction. The first put option period shall be for sixty (60) days following the date the stock is distributed to any individual who may exercise the put option. If the individual does not exercise the put option within such sixty- (60) day period, then such option shall lapse and a second and final put option period shall commence in the Plan Year following the Plan Year within which the first sixty- (60) day option period lapsed. This final put option period shall be for sixty (60) days after individuals holding the put option are notified of the new determination of the Fair Market Value of the stock.

If, within either or both of said put option periods, the stock was publicly traded without restrictions, but ceases to be publicly traded without restriction, the Administration Committee will notify each such security holder on or before the tenth (10th) day after the date the stock ceases to be so traded that for the remainder of the put option period the stock is subject to the put option. If such notice is not given within ten (10) days, a day shall be added to the duration of the put option for each day after said ten- (10) day period that such notice has not been given. Such notice must inform distributees of the terms of the put option they are to hold.

The put option requires the Company to purchase the stock and is to be exercised by the holder notifying the Administration Committee in accordance with procedures established by the Administration Committee that the put option is being exercised. The Plan is granted the option to assume the rights and obligations of the Company at the time the put option is exercised. The period during which a put option is exercisable does not include any time when the distributee is unable to exercise it because the Company is prohibited from honoring it by applicable federal or state law. The price of the put option shall be the Fair Market Value of the Stock as of the most recent accounting date at the time of the exercise of the put option; except in the case of a transaction between the Plan and a disqualified person, as defined in Section 4975(e)(2) of the Code, in which case the price must be determined as of the date of the transaction. Notwithstanding the above, if the Administration Committee determines that there has been a significant change in the value of the stock, it may cause a more current determination of Fair Market Value to be used for put option transactions with non-disqualified persons on and after such date as the Administration Committee may determine.

The payment terms shall be as described below, unless the Company or Plan, as the case may be, specifies payment at an earlier period of time. When the Company is repurchasing the stock under the put option where the Account in question has been distributed in a lump sum payment, the Company may exercise its option to repurchase the stock on an installment basis over a period of five (5) years with the first payment being made within thirty (30) days of the exercise of the put option. If the holder agrees, the repurchase period may be extended to a total of ten (10) years. A reasonable rate of interest must be paid on any deferred payments. The Administration Committee shall determine this rate in accordance with uniform rules. The seller must be given a promissory note, the full payment of which could be required by the holder if the repurchaser defaults in the payment of a scheduled installment payment, plus adequate security in accordance with Treasury Regulation Section 54.4975-7(b)(12)(iv) (or any successor regulation).

If the distribution of the Account is in a form other than a lump sum distribution, the Stock shall be paid for within thirty (30) days from the date of the exercise of the option as to each partial distribution.

(d)          Right of First Refusal. All shares of stock shall be subject to the following right of first refusal if such stock is not publicly traded at the time the right may be exercised. The status of the stock as publicly traded shall be determined in accordance with the Treasury Regulations and other guidance of general applicability.

The right of first refusal applies to any holder who receives the stock or to whom such stock passes from the Plan. Such holder may not transfer or in any way dispose of such stock without first offering to sell such stock to the Plan. Such offer shall be made in the form of a written notice to the Trustee and the Company disclosing: (i) the name(s) of the proposed transferee(s) of the stock; (ii) the certificate number and number of shares of the stock proposed to be transferred; (iii) the proposed price; and (iv) all other terms of the proposed transfer.

Within fourteen (14) days after such notice is given, the Trustee and then the Company shall have the option to purchase all or a part of such stock. If the Trustee or the Company decides to exercise this right of first refusal, the price shall be the Fair Market Value of the stock as of the most recent valuation date at the time of the exercise of the right (except in the case of a transaction between the Plan and a disqualified person, as defined in Section 4975(e)(2) of the Code, in which case the price must be determined as of the date of the transaction) or the proposed price, whichever is greater. The terms for payment of the price shall be the terms under the offer if it is a bona fide offer.

In the event that neither the Trustee nor the Company exercises the option to purchase such stock, the holder shall have the right to transfer or otherwise dispose of such stock in accordance with the terms of the transfer set forth in the written notice to the Trustee and the Company, provided such transfer is effected within fifteen (15) days after the expiration of the fourteen (14) day option period. If the transfer is not effected within such period, the Trustee and the Company must again be given an option to purchase, as provided in this Subsection.

(e)          Non-Allocation Rules. The Company is publicly traded, and therefore the Plan is not expected to purchase Company Stock in a transaction subject to Section 1042 of the Code. Furthermore, at present none of the Company or its Affiliated Companies are S Corporations, and Section 409(p) therefore is not applicable.

(f)           Nonlapse Restrictions: The provisions of Section 17.12(c) and (d) shall not lapse, and shall continue to be applicable to the stock even if the ESOP ceases to be an employee stock ownership plan within the meaning of Code Section 4975(e).

Article 18
Initial Plan Year Provisions; successor plan

18.1	Plan Elections and Designations.

Notwithstanding anything herein to the contrary and in accordance with the requirements of the Employee Benefits Agreement between American Express Company and the Company, all beneficiary designations, deferral election forms, investment elections, payment form elections, and qualified domestic relations orders creating rights for alternate payees in effect under the ISP as of September 30, 2005 were deemed to be effective with respect to this Plan as of such date. All such documents and elections remain subject to the terms of the Plan as amended from time to time.

For an individual who was a participant in the ISP on September 30, 2005 and was considered a “Delayed Transfer Employee” as defined in the Employee Benefits Agreement between the Company and American Express Company for purposes of the limitations imposed by Code Sections 401(a)(17), 401(k)(3), 401(m), 404, 414(q) and 415; the allocations pursuant to Sections 4.2 and 4.5 (as in effect at such time) based on cumulative compensation for a calendar quarter; the allocations pursuant to Section 4.6 (as in effect at such time); and compensation and benefits accrued under the ISP and/or while a Participant was employed by the American Express Company or its affiliates during the period October 1, 2005 through September 30, 2006 were taken into consideration under the Plan for the 2005 and 2006 Plan Year.

ADDENDUM A
SERVICE CREDITING

Effective January 1, 2009, for individuals employed directly by the Company or an Affiliated Company as of November 7, 2008 pursuant to the requirements of the Stock Purchase Agreement dated as of July 7, 2008, by and among Ameriprise Financial, Inc., RiverSource Investments, LLC, J. & W. Seligman & Co. Incorporated (“Seligman”), and certain stockholders of Seligman (“Stock Purchase Agreement”), past service with Seligman and its affiliates shall be recognized for purposes of determining eligibility and vesting under the Plan, to the extent that such service was recognized for such purposes under the analogous Seligman plan; provided that the foregoing shall not apply to the extent it would result in duplication of benefits. Notwithstanding the foregoing, nothing contained herein shall entitle any individual to claim Plan benefits based upon the provisions of the Stock Purchase Agreement.

Effective January 1, 2009, for individuals employed directly by the Company or an Affiliated Company (including Ameriprise Advisor Services, Inc.) as of November 3, 2008 pursuant to the requirements of the Stock Purchase Agreement, dated as of August 12, 2008, by and among Block Financial LLC, Ameriprise Financial, Inc., and H&R Block, Inc., (“Stock Purchase Agreement”), past service with HRB Financial Corporation (“HRBFC”) and certain subsidiaries and predecessors (as defined under the Stock Purchase Agreement) shall be recognized for purposes of determining eligibility and vesting under the Plan, to the extent that such service was recognized for such purposes under the analogous plan of HRBFC or its affiliates; provided that the foregoing shall not apply to the extent it would result in duplication of benefits. Notwithstanding the foregoing, nothing contained herein shall entitle any individual to claim Plan benefits based upon the provisions of the Stock Purchase Agreement.

Effective June 1, 2009, for individuals employed in the United States directly by the Company as of June 1, 2009 pursuant to the requirements of the Sale of Business Agreement dated as of January, 2009, by and among Standard Chartered Bank (“SCB”) and Threadneedle Asset Management Holdings Limited, past service with SCB shall be recognized for purposes of determining eligibility and vesting under the 401(k) Plan, provided that the foregoing shall not apply to the extent it would result in duplication of benefits. Notwithstanding the foregoing, nothing contained herein shall entitle any individual to claim 401(k) Plan benefits based upon the provisions of the Sale of Business Agreement.

Effective as of and contingent upon the closing of the transactions described in the Purchase Agreement dated as of September 29, 2009, by and among Bank of America, N.A. (“Bank of America”), Ameriprise Financial, Inc., and Bank of America Corporation (“Purchase Agreement”), for individuals employed directly by the Company or an Affiliated Company in connection with the transactions described in the Purchase Agreement and with respect to whom the Purchase Agreement calls for the grant of service credit, past service with Bank of America shall be recognized for purposes of determining eligibility, vesting and benefit accrual under the Plan, provided that nothing herein entitles any individual to contributions for periods prior to the date such individual becomes covered by the Plan. Notwithstanding the foregoing, nothing contained herein shall entitle any individual to claim Plan benefits based upon the provisions of the Purchase Agreement.

Effective September 1, 2016, with respect to the transactions described in the Purchase Agreement dated as of May 10, 2016, by and among Columbia Management Investment Advisers, LLC, AMP EMS, LLC, Emerging Global Advisors, LLC (“EGA”), and Robert Holderith (“Purchase Agreement”), for individuals employed directly by EGA (or an acquired affiliate) at the time of, or who become employed by the Company or another Affiliated Company as a result of, the transactions described in the Purchase Agreement, past service with EGA (including any affiliate or acquisition service credit recognized by EGA prior to the transactions described in the Purchase Agreement) shall be recognized for purposes of determining eligibility, vesting and benefit accrual under the Plan, provided that nothing herein entitles any individual to contributions for periods prior to the date such individual becomes covered by the Plan. Notwithstanding the foregoing, nothing contained herein shall entitle any individual to claim Plan benefits based upon the provisions of the Purchase Agreement.

Effective November 1, 2017, with respect to the transaction described in the Stock Purchase Agreement dated as of September 19, 2017, by and among Columbia Management Investment Advisers, LLC, Lionstone Partners, Ltd. and Lionstone LPL GP, LLC (the “Stock Purchase Agreement”), for each of the Continuing Employees, as defined in the Stock Purchase Agreement, past service with the Subject Companies, as also defined therein, shall be recognized for purposes of determining eligibility, vesting and benefit accrual under the Plan, provided that nothing herein entitles any individual to contribution for periods prior to the date such individual becomes covered by the Plan. Notwithstanding the foregoing, nothing contained herein shall entitle any individual to claim Plan benefits based upon the provisions of the Stock Purchase Agreement.

Effective with the first payroll period after January 1, 2018, with respect to the transaction described in the Stock Purchase Agreement dated as of April 21, 2017, by and among Investment Holdings Corporation, AMPF Holding Corporation, Scott Allen Barnes, Jay Lance McAnelly and Debra Jean Pundt and Ameriprise Financial, Inc. (the “Stock Purchase Agreement”), for individuals employed directly by Investment Professionals, Inc. (or an acquired affiliate) at the time of, or who become employed by the Company or another Affiliated Company as a result of, the transaction described in the Stock Purchase Agreement, past service with Investment Professionals, Inc., and its affiliates shall be recognized for purposes of determining eligibility, vesting and benefit accrual under the Plan, provided that nothing here in entitles any individual to contributions for periods prior to the date such individual becomes covered by the Plan. Notwithstanding the foregoing, nothing contained herein shall entitle any individual to claim Plan benefits based upon the provisions of the Stock Purchase Agreement.

ADDENDUM B

THOMAS COOK

B.1	Application of Addendum.

The provisions of this Addendum B shall apply to former employees of Thomas Cook Partnership (“Thomas Cook”) who were covered by, or subject to, the provisions of the Thomas Cook Travel Employee Retirement/Savings Plan (“Thomas Cook Plan”).

B.2	Other Benefits, Rights and Features.

Code Section 411(d)(6) Protected Benefits. To the extent not otherwise provided herein, any optional benefit forms or accrued benefits, rights or features of the Thomas Cook Plan which cannot be reduced under the provisions of Section 411(d)(6) of the Code shall be preserved from and after the date of the merger of the Thomas Cook Plan with this Plan with respect to that portion of the Participant’s Account which represents and does not exceed the balance of his or her account under the Thomas Cook Plan on December 31, 1995.

ADDENDUM C
MERGER AND TRANSFER OF THE IDS DVP SAVINGS PLAN AND TRUST

C.1	Application of Addendum.

The provisions of this Addendum C shall apply to Eligible Employees who were members of the “field force” and were covered under, or subject to, the provisions of the IDS DVP Savings Plan and Trust Agreement (“DVP Savings Plan”).

C.2	Other Benefits, Rights and Features.

Code Section 411(d)(6) Protected Benefits. To the extent not otherwise provided herein, any optional benefit forms or accrued benefits, rights or features of the DVP Savings Plan which cannot be reduced under the provisions of Section 411(d)(6) of the Code shall be preserved from and after the date of the merger of the DVP Savings Plan with this Plan with respect to that portion of the Participant’s Account which represents and does not exceed the balance of his or her account under the DVP Savings Plan on December 31, 1996.

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